    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1996


                                                       REGISTRATION NO. 33-64127
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

 TCI COMMUNICATIONS, INC.            DELAWARE
TELE-COMMUNICATIONS, INC.            DELAWARE                     84-0588868
(Exact name of registrant  (State or other jurisdiction           84-1260157
   as specified in its                  of                     (I.R.S. Employer
          charter)        incorporation or organization)      Identification No.)
                                                          STEPHEN M. BRETT, ESQ.
                                                         TCI COMMUNICATIONS, INC.
               TERRACE TOWER II                              TERRACE TOWER II
               5619 DTC PARKWAY                              5619 DTC PARKWAY
        ENGLEWOOD, COLORADO 80111-3000                ENGLEWOOD, COLORADO 80111-3000
                (303) 267-5500                                (303) 267-5500
 (Address, including zip code, and telephone     (Name, address, including zip code, and
               number, including                            telephone number,
  area code, of each registrant's principal   including area code, of agent for service for
              executive offices)                             each registrant)

                             ---------------------
                                   COPIES TO:

          ROBERT W. MURRAY JR., ESQ.                     NORMAN D. SLONAKER, ESQ.
            BAKER & BOTTS, L.L.P.                              BROWN & WOOD
               885 THIRD AVENUE                           ONE WORLD TRADE CENTER
        NEW YORK, NEW YORK 10022-4834                 NEW YORK, NEW YORK 10048-0557

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1996

PROSPECTUS

                                2,000,000 SHARES

                            TCI COMMUNICATIONS, INC.
               CUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A
                   (LIQUIDATION PREFERENCE OF $50 PER SHARE)

               GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND
              EXCHANGEABLE FOR SERIES A TCI GROUP COMMON STOCK OF,

                           TELE-COMMUNICATIONS, INC.
                            ------------------------


    Each of the 2,000,000 shares of Cumulative Exchangeable Preferred Stock, Series A (the "Series A Preferred Stock"), is exchangeable (unless previously
redeemed), at the option of the holder commencing January   , 2001, for
shares of Series A TCI Group Common Stock (the "Series A TCI Group Common Stock") of Tele-Communications, Inc. (the "Parent"), subject to adjustment in certain events. As of the date hereof, all of the outstanding capital stock of TCI Communications, Inc. (the "Company") is owned by the Parent. The Series A TCI Group Common Stock is traded in the Nasdaq National Market under the symbol "TCOMA." On January 5, 1996, the last reported sale price of the Series A TCI Group Common Stock on the Nasdaq National Market was $21 1/2 per share.


    Dividends on the Series A Preferred Stock will accrue and be cumulative from the original date of issue and will be payable quarterly in arrears on January
  , April   , July   and October   of each year, commencing April   , 1996, in
an amount equal to $    per share, when, as and if declared by the Board of
Directors of the Company.
                                                        (Continued on next page)


    The Series A Preferred Stock has been approved for quotation on the Nasdaq National Market under the symbol "TCICP."

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                  PRICE TO           UNDERWRITING          PROCEEDS TO
                                                  PUBLIC(1)           DISCOUNT(2)          COMPANY(3)
-----------------------------------------------------------------------------------------------------------
Per share of Series A Preferred Stock.......        $50.00                 $                    $
-----------------------------------------------------------------------------------------------------------
Total(4)....................................     $100,000,000              $                    $
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Plus accrued dividends, if any, from the date of original issue.

(2) The Company and the Parent have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting expenses payable by the Company estimated at $         .

(4) The Company has granted to the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to 300,000 additional shares of Series A Preferred Stock to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting
    Discount and Proceeds to Company will be $115,000,000, $         and
    $         , respectively. See "Underwriting."

                            ------------------------

    The shares of Series A Preferred Stock are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Series A Preferred Stock offered hereby will be
made in New York, New York on or about January   , 1996.

                            ------------------------
MERRILL LYNCH & CO.
                     CS FIRST BOSTON
                                     LEHMAN BROTHERS
                                                   MORGAN STANLEY & CO.
                                                            INCORPORATED
                            ------------------------

                The date of this Prospectus is January   , 1996.

(Continued from previous page)

    The Series A Preferred Stock is not redeemable prior to January   , 2001.
The Series A Preferred Stock will thereafter be redeemable at the option of the Company at any time, in whole or in part, initially at a redemption price of
$    per share and thereafter at prices declining ratably annually to $50 per
share on and after January   , 2005, plus accrued and unpaid dividends to the
date of redemption. The Series A Preferred Stock will be subject to mandatory
redemption by the Company on January   , 2006. The liquidation preference of the
Series A Preferred Stock is $50 per share, plus accrued and unpaid dividends.

    The Company may elect to make any dividend, redemption or liquidation payment in cash, by the delivery of shares of Series A TCI Group Common Stock or by any combination of the foregoing forms of consideration elected by the Board of Directors of the Company. If the Company elects to make any such payment, in whole or in part, through the delivery of shares of Series A TCI Group Common Stock (such portion paid through the delivery of shares being referred to herein as the "Stock Portion"), each holder will receive a number of shares of Series A TCI Group Common Stock equal to the dollar amount of the Stock Portion divided by the Cash Equivalent Amount (which is equal to 95% of the Average Market Price (defined generally as the average of the daily closing sale prices of the Series A TCI Group Common Stock on the Nasdaq National Market over the ten-trading day period ending on the third trading day preceding the date as of which the Cash Equivalent Amount is to be determined)). The Cash Equivalent Amount will be determined (i), in the case of a dividend payment, as of the record date for the payment of such dividend and (ii), in the case of any redemption or liquidation payment, as of the date such payment is made. Any portion of a dividend, redemption or liquidation payment that is not paid through the delivery of shares of Series A TCI Group Common Stock will be paid in cash. The number of shares of Series A TCI Group Common Stock that a holder of a share of Series A Preferred Stock receives in payment of a dividend on, or in redemption or liquidation of, such share (if such payment is made, in whole or in part, through the delivery of shares of Series A TCI Group Common Stock) will vary depending upon the Average Market Price of the Series A TCI Group Common Stock as of the relevant date of determination of the Cash Equivalent Amount. In the case of a dividend or redemption payment that is made through delivery of shares of Series A TCI Group Common Stock, if the market value of such shares on the dividend payment date or the redemption date is more than 5% lower than the Average Market Price upon which the Cash Equivalent Amount is determined and the holder sells such shares of Series A TCI Group Common Stock at such lower price,
(x) in the case of such dividend, the holder's actual dividend yield for the dividend period in respect of which such dividend was paid would be lower than the stated dividend yield on the Series A Preferred Stock and (y) in the case of such redemption, the actual sales proceeds received by such holder would be lower than the stated redemption price for the Series A Preferred Stock. In addition, in connection with any such sale the holder is likely to incur commissions and other transaction costs.

    The Parent will irrevocably and unconditionally guarantee, on a subordinated basis (the "Guarantee"), the payment of dividends by the Company on the Series A Preferred Stock (but only if and to the extent declared by the Company's Board of Directors), the redemption price (including accumulated and unpaid dividends) payable with respect to the Series A Preferred Stock and payment of the liquidation preference of the Series A Preferred Stock upon any dissolution, liquidation or winding up of the Company. The Guarantee will be unsecured and will be subordinate to all liabilities of the Parent and will rank pari passu with the most senior preferred stock now or hereafter issued by the Parent. The Parent may elect to satisfy its obligations under the Guarantee with a cash payment, with shares of Series A TCI Group Common Stock or with any combination of the foregoing. As of September 30, 1995, the Parent had liabilities to third parties of approximately $80 million to which payments under the Guarantee would have been subordinated had the Guarantee been outstanding at that date.

    For a discussion of certain federal income tax consequences to holders of Series A Preferred Stock, see "Certain Federal Income Tax Considerations."
                            ------------------------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED STOCK OFFERED HEREBY OR THE SERIES A TCI GROUP COMMON STOCK, OR BOTH, AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

DURING THIS OFFERING, CERTAIN PERSONS AFFILIATED WITH PERSONS PARTICIPATING IN THE DISTRIBUTION MAY ENGAGE IN TRANSACTIONS FOR THEIR OWN ACCOUNTS OR FOR THE ACCOUNTS OF OTHERS IN THE SERIES A PREFERRED STOCK OFFERED HEREBY OR THE SERIES A TCI GROUP COMMON STOCK, OR BOTH, PURSUANT TO EXEMPTIONS FROM RULES 10B-6, 10B-7 AND 10B-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                             AVAILABLE INFORMATION

    The Company and the Parent have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form S-3 (Registration No. 33-64127)(herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

    Each of the Company and the Parent is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information filed under the Exchange Act by the Company and/or the Parent can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed with the Commission by the Company (File No. 0-5550) and by the Parent (File No. 0-20421) and are hereby incorporated into this Prospectus by reference and made a part hereof: (i) the Annual Report on Form 10-K of both the Parent and the Company for the year ended December 31, 1994 (as amended by Form 10-K/A (Amendment No. 1)); (ii) Quarterly Reports on Form 10-Q of both the Parent and the Company for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (as amended by Form 10-Q/A (Amendment No. 1)); (iii) the Current Reports on Form 8-K of both the Parent and the Company dated January 23, 1995, February 3, 1995 (as amended by Form 8-K/A (Amendment No. 1)), April 6, 1995, April 20, 1995 (as amended by Form 8-K/A (Amendment No. 1)), May 4, 1995 (as amended by Form 8-K/A (Amendment No. 1)), July 26, 1995 and December 18, 1995; (iv) the Current Reports on Form 8-K of the Company dated August 1, 1995, September 13, 1995 and December 21, 1995; (v) the Current Reports on Form 8-K of the Parent dated February 13, 1995, February 15, 1995 and August 10, 1995; and (vi) the financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, included in the combined Current Report on Form 8-K of the Parent and the Company dated August 26, 1994.

    All documents filed by the Company or the Parent (or both) with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company and the Parent will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents. Such requests should be addressed to Stephen M. Brett, Esq. Senior Vice President, TCI Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone
(303) 267-5500.

                                    SUMMARY

     The following summary information should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, appearing in the documents incorporated herein by reference or appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes that the over-allotment option granted to the Underwriters will not be exercised.

                                  THE COMPANY

     The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems. The Company believes that it is the largest provider of cable television services in the United States, based on the number of basic subscribers served by cable television systems owned by the Company, its subsidiaries and affiliates at September 30, 1995. At that date, the Company and its subsidiaries owned cable television systems serving approximately 12.0 million basic subscribers throughout the continental United States.

     As of the date of this Prospectus, the Parent owns all of the outstanding shares of capital stock of the Company. Immediately following this offering, the Parent will continue to hold all of the outstanding shares of common stock of the Company. No other shares of capital stock of the Company will be outstanding other than the shares of Series A Preferred Stock offered hereby.

     The executive offices of the Company are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise and except as used in the discussion under the caption "Description of the Series A Preferred Stock," the "Company" means TCI Communications, Inc. and its consolidated subsidiaries.

                                   THE PARENT

     The Parent, through its subsidiaries (including the Company) and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and in the provision of satellite delivered programming services to various distribution media, principally cable television systems. The Parent also has interests in cable and telecommunications operations and television programming in certain international markets as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies.

     The Parent is organized into four principal business groups: Domestic Cable and Communications; Domestic Programming; International Cable and Programming; and Technology/Venture Capital. The business operations of the Company constitute the Parent's Domestic Cable and Communications group. See "The Parent."

     The executive offices of the Parent are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5000. Unless the context indicates otherwise and except as used in the discussion under the caption "Description of the Guarantee," the "Parent" means Tele-Communications, Inc. and its consolidated subsidiaries (including the Company).

                                  THE OFFERING

Securities.................  2,000,000 shares of Cumulative Exchangeable
                             Preferred Stock, Series A, excluding the
                             Underwriters' option to purchase up to 300,000 additional shares of Series A Preferred Stock to cover over-allotments. The liquidation preference of the Series A Preferred Stock is $50 per share, plus accrued and unpaid dividends (the "Liquidation Preference").

Dividends..................  Dividends will accrue and be cumulative from the original date of issue and will be payable
                             quarterly in arrears on each January   , April   ,
                             July   and October   or, if any such date is not a
                             business day, on the next succeeding business day,
                             commencing April   , 1996, in an amount equal to
                             $     per share, when, as and if declared by the
                             Board of Directors. The Company may elect to make dividend payments (i) in cash, (ii) by delivery of Series A TCI Group Common Stock or (iii) by any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. See "Description of the Series A Preferred Stock -- Dividends."

Exchange at the Option of
the Holder.................  Each of the 2,000,000 shares of Series A Preferred
                             Stock is exchangeable, commencing January   , 2001,
                             at the option of the holder (unless previously
                             redeemed), in whole or in part, for    shares of
                             Series A TCI Group Common Stock, subject to adjustment in certain events. The value of the shares of Series A TCI Group Common Stock received upon any exchange will vary depending upon the market price of the Series A TCI Group Common Stock at the time of such exchange. See "Description of the Series A Preferred Stock -- Exchange at Option of Holder."

Optional Redemption by
  Company..................  The Series A Preferred Stock is not redeemable
                             prior to January   , 2001. At any time and from
                             time to time on or after that date, the Company may redeem any or all of the outstanding shares of Series A Preferred Stock, initially at a redemption
                             price of $     per share and thereafter at prices
                             declining ratably on each January   to $50 per
                             share on and after January   , 2005, plus accrued
                             and unpaid dividends to the date of redemption. The Company may elect to make any optional redemption payment (i) in cash, (ii) by delivery of Series A TCI Group Common Stock or (iii) by any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. See "Description of the Series A Preferred
                             Stock -- Redemption -- Optional Redemption."

Mandatory Redemption by
  Company..................  The Series A Preferred Stock is subject to
                             mandatory redemption by the Company on January   ,
                             2006, at a redemption price of $50 per share, plus accrued and unpaid dividends to the date of redemption. The Company may elect to make any mandatory redemption payment (i) in cash, (ii) by delivery of Series A TCI Group Common Stock or
                             (iii) by any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. See "Description of the Series A Preferred Stock -- Redemption -- Mandatory Redemption."

Company May Pay Dividend,
  Redemption and
  Liquidation
  Payments with Series A
  TCI
  Group Common Stock.......  The Company may elect to make dividend payments, redemption payments (optional or mandatory) or payments on any dissolution, liquidation or winding up of the Company to holders of Series A Preferred Stock (i) in cash, (ii) by delivery of Series A TCI Group Common Stock or (iii) by any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. If the Company elects to make any such payment, in whole or in part, through the delivery of shares of Series A TCI Group Common Stock (the portion paid through the delivery of shares being referred to herein as the "Stock Portion"), each holder will receive a number of shares of Series A TCI Group Common Stock determined by dividing the dollar amount of such Stock Portion by the Cash Equivalent Amount. Any portion of a dividend, redemption or liquidation payment that is not paid through the delivery of shares of Series A TCI Group Common Stock will be paid in cash. The "Cash Equivalent Amount" means an amount equal to 95% of the Average Market Price of a share of Series A TCI Group Common Stock. The "Average Market Price" is defined as the average of the closing sale prices for a share of Series A TCI Group Common Stock on the Nasdaq National Market for the 10 consecutive trading days ending on the third business day prior to (i) in the case of dividends, the relevant record date and (ii) in the case of a redemption or the dissolution, liquidation or winding up of the Company, the date of the redemption or liquidation payment. The market price of the Series A TCI Group Common Stock may vary between the date of determination of the Cash Equivalent Amount and the subsequent delivery of shares.

                             If the Company elects to make a dividend, redemption or liquidation payment with shares of Series A TCI Group Common Stock, the number of such shares that a holder of Series A Preferred Stock will receive in connection with such dividend, redemption of liquidation payment will vary depending on the Average Market Price of the Series A TCI Group Common Stock at the time of the record date for such dividend or at the time of such redemption or liquidation payment, as the case may be.

                             In the case of a dividend or redemption payment that is made through delivery of shares of Series A TCI Group Common Stock, if the market value of such shares on the dividend payment date or the redemption date is more than 5% lower than the Average Market Price upon which the Cash Equivalent Amount is determined and the holder sells such shares of Series A TCI Group Common Stock at such lower price, (x) in the case of such dividend, the holder's actual dividend yield for the dividend period in respect of which such dividend was paid would be lower than the stated dividend yield on the Series A Preferred Stock and (y) in the case of such redemption, the actual sales proceeds received by such holder would be lower than the stated redemption price for the Series A Preferred Stock. In addition, in connection with any such sale the holder is likely to incur commissions and other transaction costs.

Guarantee..................  The Parent will irrevocably and unconditionally agree, on a subordinated basis, to pay in full to the extent not paid by the Company: (i) any dividends on the Series A Preferred Stock, to the extent declared by the Company's Board of Directors; (ii) the redemption price (both optional and mandatory); and (iii) upon any dissolution, liquidation or winding up of the Company, the aggregate Liquidation Preference. The Guarantee will be unsecured and subordinated to all liabilities of the Parent and will rank pari passu with the most senior preferred stock now or hereafter issued by the Parent. The Parent may elect to satisfy its obligations under the Guarantee with a cash payment, with shares of Series A TCI Group Common Stock or with any combination of the foregoing forms of consideration elected by the Parent. If the Parent elects to make any guarantee payment, in whole or in part, to the holders of Series A Preferred Stock through the delivery of shares of Series A TCI Group Common Stock (the portion paid through the delivery of shares being referred to herein as the "Guarantee Stock Portion"), each such holder will receive the greater of (i) the same number of shares of Series A TCI Group Common Stock as such holder would have received from the Company, had the Company made such payment when originally due through the delivery of shares of Series A TCI Group Common Stock (and had selected the same Guarantee Stock Portion as that selected by the Parent) or (ii) a number of shares of Series A TCI Group Common Stock equal to the dollar amount of the Guarantee Stock Portion divided by the Guarantee Cash Equivalent Amount (defined as 95% of the average of the closing sale prices of the Series A TCI Group Common Stock on the Nasdaq National Market for the 10 consecutive trading days ending on the third trading day prior to the date such guarantee payment is made by the Parent). Any portion of a guarantee payment that is not paid through the delivery of shares of Series A TCI Group Common Stock will be paid in cash. See "Description of the Guarantee." As of September 30, 1995, the Parent had liabilities to third parties of approximately $80 million to which payments under the Guarantee would have been subordinated had the Guarantee been outstanding at that date.
Voting Rights..............  The Series A Preferred Stock and the Company's
                             common stock will vote as a single class in any general election of directors of the Company. Immediately following this offering, the Series A Preferred Stock will have 1.1% of the combined voting power of all outstanding classes of capital stock of the Company entitled to vote in any general election of directors of the Company. If at any time accrued dividends on the Series A Preferred Stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), holders of the Series A Preferred Stock will have the right to elect two additional directors to the Company's Board of Directors, voting as a separate class with the holders of any Parity Stock (as defined herein) upon which like voting rights have been conferred and are vested, until such dividend arrearage is eliminated. The holders of Series A Preferred Stock will have no other voting rights, except that the affirmative vote of at least 66 2/3% of the Series A Preferred Stock (voting separately as a class) will be required before (i) the Company may amend, alter or repeal any provision of the Company's Restated Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of the shares of Series A Preferred Stock,
                             (ii) the Company or the Board of Directors may authorize the creation of or issue any class or series of preferred stock of the Company (the "Preferred Stock") that ranks senior to the Series A Preferred Stock as to dividend payments, payments on redemption or payments of amounts distributable upon the dissolution, liquidation or winding up of the Company ("Senior Stock") or (iii) the Company may effect a reclassification of the Series A Preferred Stock, in each case subject to certain exceptions. See "Description of the Series A Preferred
                             Stock -- Voting Rights." However, the Company may create additional classes and series of Preferred Stock, ranking pari passu with the Series A Preferred Stock as to dividend payments, payments on redemption or payments of amounts distributable upon the dissolution, liquidation or winding up of the Company ("Parity Stock") and additional classes and series of junior stock, increase the number of authorized shares of Preferred Stock (other than Series A Preferred Stock) or decrease (but not below the number of authorized shares then outstanding) the number of authorized shares of Preferred Stock (other than Series A Preferred Stock) without the consent of any holder of Series A Preferred Stock. Immediately following this offering the Parent will own all of the outstanding common stock of the Company, which will have 98.9% of the combined voting power of all outstanding classes of capital stock of the Company entitled to vote in any general election of directors of the Company. Accordingly, except when dividends are in arrears on the Series A Preferred Stock for six or more quarterly dividend periods, the Parent will be able to elect all of the members of the Board of Directors of the Company.

Listing....................  Application has been made to list the Series A
                             Preferred Stock on the Nasdaq National Market under the symbol "TCICP." The Series A TCI Group Common Stock is listed on the Nasdaq National Market under the symbol "TCOMA."

Use of Proceeds............  The net proceeds from the sale of the shares of
                             Series A Preferred Stock offered hereby will be used to retire maturing over-night commercial paper of the Company. See "Use of Proceeds."

                                USE OF PROCEEDS


     The net proceeds from the sale of the shares of Series A Preferred Stock offered hereby, after deducting expenses, will be approximately $
(approximately $            if the Underwriters' over-allotment option is
exercised in full). The net proceeds from this offering will be used by the Company to retire maturing over-night commercial paper issued pursuant to its Commercial Paper Program. The over-night commercial paper sold by the Company on January 5, 1996 was issued with an average weighted interest rate of 5.89% per annum.


                            SELECTED FINANCIAL DATA

     The following tables set forth selected historical financial data for the Company and the Parent for each of the five years in the period ended December 31, 1994 and for the nine months ended September 30, 1994 and 1995. The selected financial data for each of the five years in the period ended December 31, 1994 are derived from the consolidated financial statements of the Company and the Parent, respectively. The selected financial data for the interim periods are derived from unaudited consolidated financial statements which have been prepared on the same basis as the Company's and the Parent's respective audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the respective financial position and results of operations of the Company and the Parent for those periods. The following information is qualified in its entirety by, and should be read in conjunction with, the respective consolidated financial statements and notes thereto of the Company and the Parent incorporated by reference herein. See "Incorporation of Documents by Reference." The following information concerning the Parent also should be read in conjunction with the description of the Parent's common stock set forth under "Description of Parent Common Stock." Capitalized terms used below that have not been previously defined have the meanings specified under "Description of Parent Common Stock."

                                  THE COMPANY

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                                              -----------------   ------------------------------------------
                                                               1995       1994     1994     1993     1992     1991     1990
                                                              ------     ------   ------   ------   ------   ------   ------
                                                                    (IN MILLIONS, EXCEPT PER SHARE AND RATIO AMOUNTS)
SUMMARY OF OPERATING DATA:
Revenue...................................................... $3,741     $3,213   $4,318   $4,153   $3,574   $3,214   $2,940
Operating income.............................................    660        620      818      916      864      674      546
Earnings (loss) from continuing operations...................    (50)        61       92       (7)       7      (78)    (191)
Dividend requirement on redeemable preferred stocks..........     --         --       --       (2)     (15)      --       --
                                                              ------     ------   ------   ------   ------   ------   ------
        Net earnings (loss) attributable to common
          stockholders....................................... $  (50)    $   61   $   92   $   (9)  $  (23)  $  (97)  $ (254)
                                                              ======     ======   ======   ======   ======   ======   ======
Ratio of earnings to fixed charges and preferred stock
  dividends(a)...............................................    (a)       1.23x    1.21x    1.22x    1.02x     (a)      (a)
OTHER DATA:
Operating income before depreciation, amortization and
  non-cash operating expenses(b)............................. $1,541     $1,325   $1,801   $1,858   $1,637   $1,430   $1,262
Consolidated basic cable subscribers.........................   12.0       10.7     11.0     10.7     10.2      8.9      8.5

                                                                                             DECEMBER 31,
                                                            SEPTEMBER 30,   -----------------------------------------------
                                                                1995         1994      1993      1992      1991      1990
                                                            -------------   -------   -------   -------   -------   -------
                                                                                     (IN MILLIONS)
SUMMARY BALANCE SHEET DATA:
Property and equipment, net................................    $ 6,707      $ 5,579   $ 4,935   $ 4,562   $ 4,081   $ 4,156
Franchise costs, net.......................................     11,086        9,297     9,197     9,300     8,104     7,348
Net assets of discontinued operations......................         --           --        --        --       242        54
Total assets...............................................     19,529       15,880    16,520    16,310    15,166    14,106
Debt.......................................................     12,143       10,712     9,900    10,285     9,455     8,922
Stockholders' equity.......................................      1,913          646     2,112     1,726     1,570       748
Shares outstanding (net of treasury shares)(c):
  Class A Common Stock.....................................          1            1       403       382       370       310
  Class B Common Stock.....................................         --           --        47        48        49        48

                                                   (footnotes on following page)

(footnotes to preceding page)

(a) The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1990 and 1991 and for the nine months ended September 30, 1995; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $399 million and $177 million for the years ended December 31, 1990 and 1991, respectively, and $63 million for the nine months ended September 30, 1995. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus combined fixed charges and preferred stock dividends (minus capitalized interest), distributions from and (earnings) loss of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (including an amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of consolidated subsidiaries). Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, excluding interest to 50%-owned affiliates, (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (iv) amortization of debt expense, (v) that portion of minority interests in earnings of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements excluding similarly adjusted preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates and (vi) the amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of 50%-owned affiliates, other than amounts payable to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Combined fixed charges and preferred stock dividends of $710,000, $506,000, $2,517,000, $13,833,000 and $5,346,000 relating to such guarantees for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and combined fixed charges and preferred stock dividends of $7,403,000 and $3,053,000 relating to such guarantees for the nine months ended September 30, 1994 and 1995, respectively, have not been included in combined fixed charges and preferred stock dividends.
(b) Operating income before depreciation, amortization and non-cash operating expenses should not be considered as an alternative to net income or to cash flows provided by operating activities or to any other measure of performance or liquidity as an indicator of an entity's operating performance.

(c) On August 4, 1994 each 500.3735 shares of Class A Common Stock and 500.3735 shares of Class B Common Stock of the Company issued and outstanding on that date were reclassified and changed into one share of Class A Common Stock and one share of Class B Common Stock, respectively.

                                   THE PARENT

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                ------------------   ------------------------------------------
                                                 1995        1994     1994     1993     1992     1991     1990
                                                ------      ------   ------   ------   ------   ------   ------
                                                       (IN MILLIONS, EXCEPT PER SHARE AND RATIO AMOUNTS)
SUMMARY OF OPERATING DATA:
Revenue.......................................  $4,945      $3,427   $4,936   $4,153   $3,574   $3,214   $2,940
Operating income..............................     513         625      788      916      864      674      546
Earnings (loss) from continuing operations....     (92)         63       60       (7)       7      (78)    (191)
Dividend requirement on redeemable preferred
  stocks......................................     (26)         (3)      (8)      (2)     (15)      --       --
                                                ------      ------   ------   ------   ------   ------   ------
Net earnings (loss) from continuing operations
  attributable to common stockholders:
  TCI Class A and Class B Common Stock........   (a)            60       52       (9)     (23)     (97)    (254)
  TCI Group Common Stock......................   (a)           N/A      N/A      N/A      N/A      N/A      N/A
  Liberty Media Group Common Stock............   (a)           N/A      N/A      N/A      N/A      N/A      N/A
                                                ------      ------   ------   ------   ------   ------   ------
                                                $(a)        $   60   $   52   $   (9)  $  (23)  $  (97)  $ (254)
                                                ======      ======   ======   ======   ======   ======   ======
Earnings (loss) from continuing operations
  attributable to common stockholders per
  common share:
  TCI Class A and Class B Common Stock........  $(a)        $  .12   $  .10   $ (.02)  $ (.01)  $ (.22)  $ (.54)
  TCI Group Common Stock......................   (a)           N/A      N/A      N/A      N/A      N/A      N/A
  Liberty Media Group Common Stock............   (a)           N/A      N/A      N/A      N/A      N/A      N/A
Cash dividends declared per common share......      --          --       --       --       --       --       --
Weighted average common shares outstanding....   (a)           517      541      433      424      360      355
Ratio of earnings to combined fixed charges
  and preferred stock dividends(b)............   (b)          1.04     1.19     1.22     1.02    (b)      (b)
OTHER DATA:
Operating income before depreciation,
  amortization and non-cash operating
  expenses(c).................................   1,503       1,339    1,798    1,858    1,637    1,430    1,262
Consolidated domestic basic cable and
  satellite subscribers.......................    13.0        11.3     11.7     10.7     10.2      8.9      8.5

                                                                                  DECEMBER 31,
                                                 SEPTEMBER 30,   -----------------------------------------------
                                                     1995         1994      1993      1992      1991      1990
                                                 -------------   -------   -------   -------   -------   -------
SUMMARY BALANCE SHEET DATA:
Property and equipment, net....................     $ 7,153      $ 5,876   $ 4,935   $ 4,562   $ 4,081   $ 4,156
Franchise costs, net...........................      11,778        9,444     9,197     9,300     8,104     7,348
Net assets of discontinued operations..........          --           --        --        --       242        54
Total assets...................................      24,601       19,317    16,520    16,310    15,166    14,106
Debt...........................................      12,660       11,162     9,900    10,285     9,455     8,922
Stockholders' equity...........................       4,669        2,681     2,112     1,726     1,570       748
Shares of common stock outstanding (net of
  treasury shares):
  TCI Class A and Class B Common Stock.........          --          576       450       430       419       358
  TCI Group Common Stock.......................         656          N/A       N/A       N/A       N/A       N/A
  Liberty Media Group Common Stock.............         164          N/A       N/A       N/A       N/A       N/A
Book value per common share:
  TCI Class A and Class B Common Stock.........     $    --      $  4.65   $  4.69   $  4.01   $  3.75   $  2.09
  TCI Group Common Stock(d)....................        4.49          N/A       N/A       N/A       N/A       N/A
  Liberty Media Group Common Stock(d)..........       10.51          N/A       N/A       N/A       N/A       N/A

---------------

(a) The calculations of net loss from continuing operations attributable to common stockholders and loss per share for the period ended September 30, 1995 is (i) in the case of the TCI Class A and Class B common stock, $0.09 per share, based upon the net loss attributable to common stockholders from January 1, 1995 through August 10, 1995 (the date of the distribution of one fourth of one share of Series A and Series B Liberty Media Group Common Stock, respectively, to holders of Series A TCI Group Common Stock of

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

     record on August 4, 1995 (the "Distribution")) of $59 million and upon 648,161,994 weighted average shares of TCI Class A and Class B common stock from January 1, 1995 through the date of the Distribution and (ii) in the case of the TCI Group Common Stock and Liberty Media Group Common Stock, $0.09 and $0.02 per share, respectively, based upon (x) the net loss attributable to the TCI Group and the Liberty Media Group from the date of the Distribution through September 30, 1995 of $56 million and $3 million, respectively, and (y) the weighted average shares of TCI Group Common Stock and Liberty Media Group Common Stock outstanding from the date of the Distribution through September 30, 1995 of 656,376,044 and 164,092,594 respectively.
(b) The ratio of earnings to fixed charges of the Parent was less than 1.00 for the years ended December 31, 1990 and 1991 and for the nine months ended September 30, 1995; thus, earnings available for fixed charges were inadequate to cover fixed charges for such periods. The amounts of the coverage deficiencies were $399 million and $177 million for the years ended December 31, 1990 and 1991, respectively, and $171 million for the nine months ended September 30, 1995. For the ratio calculations, earnings available for fixed charges consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest), distributions from and (earnings) loss of less than 50%-owned affiliates with debt not guaranteed by the Parent (net of earnings not distributed of less than 50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (including an amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of consolidated subsidiaries). Fixed charges consist of (i) interest (including capitalized interest) on debt, excluding interest to 50%-owned affiliates, (ii) the Parent's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Parent believes to be representative of interest (one-third of rental expense),
     (iv) amortization of debt expense, (v) that portion of minority interests in earnings of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements excluding similarly adjusted preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates and (vi) the amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of 50%-owned affiliates, other than amounts payable to the Parent. The Parent has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Fixed charges of $710,000, $506,000, $2,517,000,
     $13,833,000 and $5,777,000 relating to such guarantees for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and fixed charges of $10,676,000 and $4,866,000 relating to such guarantees for the nine months ended September 30, 1994 and 1995, respectively, have not been included in fixed charges.
(c) Operating income before depreciation, amortization and non-cash operating expenses should not be considered as an alternative to net income or to cash flows provided by operating activities or to any other measure of performance or liquidity as an indicator of an entity's operating performance.
(d) The computations of the historical book value per share of the TCI Group Common Stock and the Liberty Media Group Common Stock are based upon 656,378,199 shares of TCI Group Common Stock and 164,093,132 shares of Liberty Media Group Common Stock outstanding on such date and upon the attribution of the Parent's net assets as of September 30, 1995 to each of the TCI Group and Liberty Media Group. Shares of TCI Group Common Stock and Liberty Media Group Common Stock represent ownership interests in the Parent and the attributed net assets of the TCI Group and the Liberty Media Group are not necessarily indicative of the allocation of any proceeds remaining upon any liquidation of the Parent. In this regard, any such liquidation proceeds remaining for distribution to holders of Parent Common Stock would be allocated based upon the respective aggregate Market Capitalization of the outstanding TCI Group Common Stock and Liberty Media Group Common Stock.

          PRICE RANGE OF SERIES A TCI GROUP COMMON STOCK AND DIVIDENDS

     The Series A TCI Group Common Stock is traded on the Nasdaq National Market under the symbol "TCOMA." The following table sets forth the high and low sales prices of (i) the Tele-Communications, Inc. Class A Common Stock (the "Parent Class A Common Stock") for each of the periods indicated through August 10, 1995 and (ii) the Series A TCI Group Common Stock from August 11, 1995 through the end of the fourth quarter of 1995, in each case as reported by the Nasdaq National Market. The prices have been rounded up to the nearest eighth and do not include retail markups, markdowns or commissions. On August 3, 1995, the Parent Class A Common Stock was reclassified into Series A TCI Group Common Stock, and on August 10, 1995 one-fourth of one share of Series A Liberty Media Group Common Stock was distributed on each share of Series A TCI Group Common Stock to holders of record on August 4, 1995. See "Description of Parent Common Stock."

                                                                                 HIGH        LOW
                                                                                 ----        ----
YEAR ENDED DECEMBER 31, 1993
First Quarter..................................................................  $25 1/2     $20 3/4
Second Quarter.................................................................    24         17 1/2
Third Quarter..................................................................  26 3/4       21 5/8
Fourth Quarter.................................................................  33 1/4       24 7/8
YEAR ENDED DECEMBER 31, 1994
First Quarter..................................................................  30 1/4       20 3/4
Second Quarter.................................................................  23 3/8       18 1/4
Third Quarter..................................................................  23 7/8       19 3/4
Fourth Quarter.................................................................    25         20 1/4
YEAR ENDED DECEMBER 31, 1995
First Quarter..................................................................  23 3/4       19 7/8
Second Quarter.................................................................  24 1/2       17 1/4
Third Quarter (through August 10)..............................................  26 1/4       22 5/8
Third Quarter (from August 11).................................................    20         16 7/8
Fourth Quarter.................................................................  21 1/4       16 5/8

     The Parent has historically not paid cash dividends on the Series A TCI Group Common Stock or on any other series of common stock of the Parent and has no present intention of doing so. Payment of cash dividends, if any, in the future will be determined by the Parent's Board of Directors in light of the Parent's earnings, financial condition and other relevant considerations. As a holding company, the Parent's ability to pay cash dividends is dependent upon its ability to receive cash dividends and advances from its subsidiaries. Certain loan agreements to which certain subsidiaries of the Parent are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements of the Parent may contain similar provisions.

                                  THE COMPANY

     The Company believes that it is the largest provider of cable television services in the United States, based on the number of basic subscribers served by cable television systems owned by the Company, its subsidiaries and affiliates at September 30, 1995. At that date, the Company and its subsidiaries owned cable television systems serving approximately 12.0 million basic subscribers throughout the continental United States. The Company also has an investment in PrimeStar Partners, a partnership which operates a direct-to-home broadcast service, and at September 30, 1995, the Company had approximately 367,000 PrimeStar Partners subscribers.

     As of the date of this Prospectus, the Parent owns all of the outstanding shares of capital stock of the Company. Immediately following this offering, the Parent will continue to hold all of the outstanding shares of common stock of the Company. No other shares of capital stock of the Company will be outstanding other than the shares of Series A Preferred Stock offered hereby.

                                   THE PARENT

     The Parent, through its subsidiaries and affiliates (including the Company), is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and electronic retailing programming services to various video distribution media, principally cable television systems. The Parent also has interests in cable and telecommunications operations and television programming in certain international markets as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies.

     The Parent is organized into four principal business groups: Domestic Cable and Communications; Domestic Programming; International Cable and Programming; and Technology/Venture Capital. The business operations of the Company constitute the Parent's Domestic Cable and Communications group. See "The Company." The remaining business groups of the Parent are described below.

     Domestic Programming. The Parent's domestic programming business is conducted through the Liberty Media Group ("Liberty Media Group") and is primarily engaged in two principal lines of business: (i) production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software including multimedia products and (ii) electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing. The Liberty Media Group has ownership interests in several domestic programming businesses, including Turner Broadcasting System, Inc.; Discovery Communications, Inc.; Home Shopping Network, Inc.; QVC, Inc.; Encore Media Corporation; BET Holdings, Inc.; International Family Entertainment, Inc.; E! Entertainment Television, Inc.; and five national and 15 regional sports networks. The Liberty Media Group, through its wholly owned subsidiary Netlink USA, is also a provider of programming packages to home satellite dish owners.

     International Cable and Programming. The Parent, through its subsidiary Tele-Communications International, Inc. ("International"), has significant interests in cable and telecommunications operations and television programming in international markets. The activities of International are currently concentrated in Europe, Latin America and Asia, with particular focus on the United Kingdom, Argentina and Japan. International seeks to invest in markets with favorable regulatory environments and attractive growth opportunities. Among its overseas investments, International has an indirect 26.8% interest in TeleWest plc, the largest provider of cable television and residential and business cable telephony in the United Kingdom. International also has a majority voting interest in Flextech plc, which provides television programming in the United Kingdom through its interests in Bravo, TCC, UK Gold, UK Living, The Family Channel UK and certain other programming services. Through certain other joint ventures, International has interests in cable television systems and television programming in Hungary, Norway, Sweden, Israel, Ireland, Malta, France, Chile, Puerto Rico, the Dominican Republic, New Zealand, Australia, Singapore and Japan. In Argentina, International has a majority interest in Cablevision, S.A., the largest cable operator in Buenos Aires, and a minority interest in Torneos y Competencias S.A., a sports programming company. In Japan, International has formed a joint venture with Sumitomo Corporation named "Jupiter Telecommunications Co., Ltd.," which was the first multiple system cable operator in Japan.

     On July 18, 1995, International completed an initial public offering of its Series A Common Stock. The Parent currently owns 82% of the outstanding shares of common stock of International, which represent approximately 91% of the combined voting power of all of the outstanding shares of common stock of International. International's Series A Common Stock is listed on the Nasdaq National Market under the symbol "TINTA."

     Technology/Venture Capital. The Parent's technology/venture capital business is conducted through its subsidiary TCI Technology Ventures, Inc. ("TCI Technology") and TCI Technology's subsidiaries and affiliates. TCI Technology is an investor in companies and joint ventures involved in developing and providing services for new television and telecommunications technologies. Current investments and technologies under development include interactive and set-top box technology, entertainment software and other services for wireline and wireless switched broadband interactive networks. TCI Technology, Sega of America and Time Warner Entertainment Company, L.P. have entered into a joint venture which produces and markets the first video game channel distributed on cable television systems, "The Sega Channel." In addition, TCI Technology has investments in TSX Corporation, a producer of communications equipment, Acclaim Entertainment, Inc. ("Acclaim"), a publisher of interactive entertainment software, the Microsoft Network, a partnership controlled by Microsoft Corporation ("Microsoft") which operates Microsoft's on-line service, and Netscape Communications Corporation, which develops and markets software used to access the Internet. TCI Technology and Acclaim have formed a joint venture to develop, acquire and distribute games and other interactive entertainment software over various telecommunications networks. TCI Technology also owns the National Digital Television Center, an entity formed by the Parent to provide digital compression and authorization services to programming suppliers and to cable television systems and other video distribution outlets. In addition to its technological investments, TCI Technology operates Western Tele-Communications, Inc., a wholesale provider of long-distance video, voice, data and other telecommunications services.

                  DESCRIPTION OF THE SERIES A PREFERRED STOCK

     The following summary of the terms of the Series A Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by the provisions of the Company's Restated Certificate of Incorporation and the Certificate of Designations (the "Certificate of Designations") relating to the Series A Preferred Stock (including the definitions in the Certificate of Designations of certain terms), copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The Company's Restated Certificate of Incorporation authorizes the issuance from time to time of one or more series of preferred stock, par value $.01 per share ("Preferred Stock"), with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be stated and expressed in resolutions providing for the issuance thereof adopted by the Board of Directors. The Company's Board of Directors has adopted resolutions authorizing the issuance of up to 2,300,000 shares of Cumulative Exchangeable Preferred Stock, Series A, with a stated value of $50 per share (the "Stated Value"). The Board of Directors has not authorized any other series of Preferred Stock, and immediately following this offering the only outstanding series of Preferred Stock of the Company will be the Series A Preferred Stock.

     The Series A Preferred Stock will rank senior to the Company's common stock with respect to the payment of dividends, payments on redemption and payments of amounts distributable upon dissolution, liquidation or winding up of the Company. While any shares of Series A Preferred Stock are outstanding, the Company may not create, and the Board of Directors may not authorize, any class or series of Senior Stock without the prior affirmative vote of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock, voting as a separate class. See "Voting Rights" below.

DIVIDENDS

     Payments of Dividends; Method of Payment. Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative accrued dividends from the date (the "Issue Date") of initial issuance of the shares of Series A Preferred Stock at the rate per annum of $ per share. Dividends on the Series A Preferred Stock will be payable quarterly in arrears on each January
  , April   , July   and October   (or, if any such date is not a business day,
on the next succeeding business day (each a "Dividend Payment Date")),
commencing April   , 1996. Dividends payable on any Dividend Payment Date will be paid to holders of record as they appear on the stock register of the Company
on the      day of the month in which such Dividend Payment Date shall occur, as and if designated by the Board of Directors (the "Record Date"). Dividends on shares of Series A Preferred Stock will accrue on a daily basis (without interest or compounding) whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not such dividends are declared. For purposes of calculating the amount of dividends "accrued" (i) as of the first Dividend Payment Date and any other date that is not a Dividend
Payment Date, such amount shall be calculated on the basis of      % of the
Stated Value for actual days elapsed from the Issue Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment
Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is being made, based on a 365- or 366-day year, as the case may be, and (ii) as of any Dividend Payment Date (other than the first Dividend Payment Date), such amount shall be calculated on the basis of the foregoing rate per annum, based on a 360-day year of twelve 30-day months. The first dividend period will be from the Issue Date
to but excluding April   , 1996, and the first dividend will be payable on April
  , 1996.

     Whenever a Redemption Date (as defined below) occurs during a dividend period, the Board of Directors may, at its option, declare accrued dividends to, and pay such dividends on, such Redemption Date, in which case such dividends will be payable on such Redemption Date to the holders of shares of Series A Preferred Stock as of a special record date to be designated by the Board of Directors for such dividend payment.

     Any dividends may be paid, at the election of the Company, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. If the Company elects to pay any dividend payment, in whole or in part, by delivery of shares of Series A TCI Group Common Stock, the amount of such dividend payment to be paid per share of Series A Preferred Stock in shares of Series A TCI Group Common Stock (the "Stock Dividend Amount") will be paid through the delivery to the holders of record of such shares of Series A Preferred Stock on the Record Date for such dividend payment of a number of shares of Series A TCI Group Common Stock determined by dividing the dollar amount of the Stock Dividend Amount by an amount (the "Cash Equivalent Amount") equal to 95% of the Average Market Price (as defined below). No fractional shares of Series A TCI Group Common Stock will be delivered to a holder of shares of Series A Preferred Stock, but the Company shall instead pay a cash adjustment determined as described under "-- Adjustment for Fractional Shares." Any portion of a dividend that is declared and not paid through the delivery of shares of Series A TCI Group Common Stock will be paid in cash.

     The "Average Market Price" per share of Series A TCI Group Common Stock on any date of determination means the average of the daily closing sale prices of the Series A TCI Group Common Stock on the Nasdaq National Market (or, if the New York Stock Exchange or another exchange becomes the principal trading market for such stock, on such exchange) for the ten consecutive days on which the Nasdaq National Market and the New York Stock Exchange are open for the transaction of business (each a "Trading Day") ending on the third Trading Day preceding the date of determination (appropriately adjusted in such manner as the Board of Directors in good faith deems appropriate to take into account any stock dividend on the Series A TCI Group Common Stock, or any subdivision, split, combination or reclassification of the Series A TCI Group Common Stock that occurs, or the Ex-Dividend Date for which occurs, during the period following the first Trading Day in such ten-Trading Day period and ending on the last full Trading Day immediately preceding the payment of any dividend, redemption or liquidation payment with respect to which Average Market Price is being determined). The date of determination of Average Market Price (i) for any dividend will be as of the related Record Date and (ii) for any redemption or liquidation payment will be as of the related Redemption Date or Liquidating Payment Date, respectively. See "-- Redemption -- Manner of Payment of Redemption Price" and "-- Liquidation Rights."

     The market price of the Series A TCI Group Common Stock may vary from the Average Market Price between the date of determination of such Average Market Price and the subsequent delivery of shares of Series A TCI Group Common Stock, in payment of a dividend, to holders of Series A Preferred Stock. If the market value on the Dividend Payment Date of the shares of Series A TCI Group Common Stock delivered in payment of a dividend is more than 5% lower than the Average Market Price as of the related Record Date and the holder sells such shares of Series A TCI Group Common Stock at such lower price, the holder's actual dividend yield for the dividend period in respect of which such dividend was paid would be lower than the stated dividend yield on the Series A Preferred Stock. In addition, in connection with any such sale the holder is likely to incur commissions and other transaction costs.

     If the Company elects to make any dividend payment, in whole or in part, through the delivery of shares of Series A TCI Group Common Stock, it will give notice of such determination (which shall include the number of shares of Series A TCI Group Common Stock and cash, if any, to be delivered in respect of each share of Series A Preferred Stock) by publication, on the Record Date for such dividend payment, of such election in a daily newspaper of national circulation.

CERTAIN RESTRICTIONS ON CAPITAL STOCK OF THE COMPANY

     Certain Limitations. As long as any shares of Series A Preferred Stock are outstanding, (i) no dividends shall be paid or declared in cash or otherwise, nor will any other distribution be made, on any shares of Junior Stock (as defined below) and (ii) no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Company or any majority owned subsidiary of the Company (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock and/or warrants, rights or options exercisable for or convertible into Junior Stock (and cash in lieu of fractional shares in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock from any wholly owned subsidiary of the Company), nor may any funds be set aside or made available for any sinking fund for the purchase, redemption or other acquisition of any Junior Stock, unless:
(a) full dividends on the

Series A Preferred Stock and any Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment, to the extent such dividends are cumulative; (b) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (c) the Company is not in default on any of its obligations to redeem any Series A Preferred Stock or any Parity Stock. "Junior Stock" means (i) the common stock of the Company, (ii) each other class or series of capital stock of the Company hereafter created (other than any class or series of Senior Stock or Parity Stock) and (iii) any class or series of Parity Stock to the extent that it ranks junior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. As of the date of this Prospectus, the Company does not have issued or outstanding any Senior Stock or Parity Stock and the Company's common stock represents the only Junior Stock of the Company.

     Subject to the foregoing, dividends or distributions (payable in cash, property or securities) may be declared and paid on the shares of any Junior Stock from time to time and any Junior Stock may be purchased, redeemed or otherwise acquired by the Company or any of its majority owned subsidiaries from time to time. In the event of the declaration and payment of any such dividends or distributions to the holders of Junior Stock, the holders of such Junior Stock will be entitled, to the exclusion of holders of shares of Series A Preferred Stock, to share therein according to their respective interests.

     As long as any shares of Series A Preferred Stock are outstanding, dividends or other distributions may not be declared or paid on the Series A Preferred Stock or on any Parity Stock, and the Company may not purchase, redeem or otherwise acquire any Series A Preferred Stock or Parity Stock (except (x) from any wholly owned subsidiary of the Company or (y) in connection with a mandatory conversion or exchange of such Parity Stock or a conversion or exchange of Series A Preferred Stock or such Parity Stock at the option of the holder for securities other than Parity Stock or Senior Stock and cash in lieu of fractional shares in connection therewith), unless either: (a)(i) full dividends on the Series A Preferred Stock and any Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Series A Preferred Stock or Parity Stock dividend, distribution, purchase, redemption or other acquisition payment, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any of its obligations to redeem any Series A Preferred Stock or Parity Stock; or (b) with respect to the payment of dividends only, any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on shares of Series A Preferred Stock and shares of any Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share on shares of Series A Preferred Stock and shares of Parity Stock bear to each other.

     Notwithstanding the foregoing, nothing will prevent (i) the payment of dividends or the making of distributions on any Junior Stock solely in shares of Junior Stock and/or warrants, rights or options exercisable for or convertible into shares of Junior Stock (together with a cash adjustment for fractional shares, if any) or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Junior Stock and/or warrants, rights or options exercisable for or convertible into Junior Stock; (ii) the payment of dividends on the Series A Preferred Stock or any class or series of Parity Stock solely in (together with a cash adjustment for fractional shares, if any) (x) shares of Junior Stock and/or warrants, rights or options exercisable for or convertible into Junior Stock or
(y) securities of the Parent (including shares of Series A TCI Group Common Stock) or the redemption, exchange, purchase or other acquisition of Series A Preferred Stock or any class or series of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, (A) shares of Junior Stock and/or warrants, rights or options exercisable for or convertible into Junior Stock or
(B) securities of the Parent (including shares of Series A TCI Group Common Stock); or (iii) the exchange of Series A Preferred Stock for shares of Series A TCI Group Common Stock (together with a cash adjustment for fractional shares, if any) pursuant to an exchange at the option of the holder as described under "-- Exchange at Option of Holder".

     Payment of dividends to the holders of Series A Preferred Stock shall be subject to the prior preferences and other rights of any future class or series of Senior Stock.

EXCHANGE AT OPTION OF HOLDER

     Exchange Privilege. Each share of Series A Preferred Stock is exchangeable, in whole or in part, at the option of the holder thereof, at any
time on and after January   , 2001, unless previously redeemed, for
shares of Series A TCI Group Common Stock (the "Exchange Rate"), subject to adjustment as described below. An exchange of shares of Series A Preferred Stock shall be effected directly with the Parent, and the Parent has agreed, pursuant to the Guarantee, (x) to issue and deliver the requisite number of shares of Series A TCI Group Common Stock to or upon the order of any holder of shares of Series A Preferred Stock that surrenders such shares for exchange in accordance with the terms of the Series A Preferred Stock and (y) to otherwise perform the actions required of it under the exchange provisions of the Series A Preferred Stock. The right to exchange shares of Series A Preferred Stock called for redemption will terminate immediately before the close of business on the related Redemption Date. See "-- Redemption."


     In connection with any exchange by a holder of Series A Preferred Stock, the Parent may be required under the Securities Act to deliver to such holder a current prospectus relating to the Series A TCI Group Common Stock. It is therefore a condition (the "Prospectus Condition") to any exchange that the Parent be able to deliver a current prospectus if one is required under the Securities Act or the rules and regulations of Commission promulgated thereunder, and no exchanges of Series A Preferred Stock will be effected during any period in which the Prospectus Condition cannot be met. The Parent has undertaken in the Guarantee to use all reasonable efforts to ensure that the Prospectus Condition is met during the period that the Series A Preferred Stock is exchangeable for Series A TCI Group Common Stock and the Parent is required to deliver a prospectus. See "Description of the Guarantee -- Certain Covenants of the Parent." The market value of the Series A TCI Group Common Stock may change during any period that a holder is unable to effect an exchange due to the Prospectus Condition not being met.



     In order to exchange shares of Series A Preferred Stock, the holder thereof must surrender the certificates evidencing the shares of Series A Preferred Stock to be exchanged at the office or agency to be maintained by the Parent for that purpose, duly endorsed to the Parent or in blank (or accompanied by duly executed instruments of transfer to the Parent or in blank) with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to the Parent), together with written notice of exchange specifying the number of shares of Series A Preferred Stock to be exchanged and specifying the name or names (with addresses) in which the certificate or certificates representing the Series A TCI Group Common Stock deliverable on such exchange are to be registered, and otherwise in accordance with exchange procedures established by the Parent and the Company. Each notice of exchange shall be irrevocable, and each exchange shall be deemed to have been effected immediately prior to the close of business on the date (the "Exchange Date") on which all of the requirements for such exchange (including the satisfaction of the Prospectus Condition, if required) shall have been satisfied. The exchange shall be at the Exchange Rate in effect immediately prior to the close of business on the Exchange Date.


     Holders of shares of Series A Preferred Stock at the close of business on a Record Date for any payment of declared dividends will be entitled to receive the dividend payable on such shares of Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the effective exchange of such shares following such Record Date and prior to the corresponding Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for exchange after the close of business on a Record Date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend thereon attributable to the current quarterly dividend period which is to be paid on such Dividend Payment Date (unless such shares of Series A Preferred Stock are subject to redemption on a Redemption Date falling between such Record Date and such Dividend Payment Date). A holder of shares of Series A Preferred Stock called for redemption on any

Dividend Payment Date will (if such holder is the registered holder on the applicable Record Date) receive the dividend on such shares payable on that date and will be able to exchange such shares after the Record Date for such dividend without paying an amount equal to such dividend to the Company upon exchange. Except as provided above, upon any exchange of shares of Series A Preferred Stock for shares of Series A TCI Group Common Stock the Company will not make any payment or allowance for unpaid dividends, whether or not in arrears, on exchanged shares of Series A Preferred Stock and the Parent will not make any payment or allowance for previously declared dividends or distributions on the shares of Series A TCI Group Common Stock issued upon such exchange.

     If the shares of Preferred Stock represented by a certificate surrendered for exchange are exchanged in part only, the Company will cause to be issued and delivered to the holder, without charge therefor, a new certificate or certificates representing in the aggregate the number of unexchanged shares. In connection with any exchange, no fractional shares of Series A TCI Group Common Stock will be delivered, but the Parent shall instead pay a cash adjustment determined as described under "-- Adjustment for Fractional Shares".

     Exchange Adjustments. The Exchange Rate is subject to adjustment upon the occurrence of certain events involving the Parent including, without limitation:
(i) the payment by the Parent of dividends (and other distributions) on outstanding shares of Series A TCI Group Common Stock in shares of Series A TCI Group Common Stock; (ii) subdivisions or combinations of Series A TCI Group Common Stock; (iii) the payment by the Parent of dividends (and other distributions) on outstanding shares of Series A TCI Group Common Stock in shares of the Parent's capital stock (other than Series A TCI Group Common Stock); (iv) the issuance by Parent, in reclassification of its outstanding shares of Series A TCI Group Common Stock, of any other shares of capital stock of Parent; (v) the distribution by Parent to all or substantially all holders of Series A TCI Group Common Stock of rights, warrants or options entitling holders of such rights, warrants or options (for a period not exceeding forty-five days after the record date for the determination of stockholders entitled to receive such distribution) to purchase shares of Series A TCI Group Common Stock (or securities exercisable for or convertible into shares of Series A TCI Group Common Stock) at a price per share (or, in the case of securities convertible into or exercisable for shares of Series A TCI Group Common Stock, having a conversion or exercise price per share, after adding thereto an allocable portion of the exercise price of the rights, warrants or options to purchase such securities) less than the Current Market Price on the applicable Determination Date and (vi) the distribution by Parent to all or substantially all holders of Series A TCI Group Common Stock of any assets or debt securities or any rights, warrants or options to purchase securities (other than those dividends, distributions, rights, warrants and options referred to above and excluding cash dividends other than Extraordinary Cash Dividends (as defined below)) to all or substantially all holders of Series A TCI Group Common Stock. "Extraordinary Cash Dividends" means cash dividends on the Series A TCI Group Common Stock that, when aggregated with all other cash dividends made on the Series A TCI Group Common Stock having an Ex-Dividend Date occurring in the 365/366 consecutive day period ending on the Ex-Dividend Date for the cash dividend in question (other than those dividends or distributions for which a prior adjustment to the Exchange Rate was made), equals or exceeds on a per share basis 10% of the average of the Closing Prices of the Series A Common Stock during the shorter of (i) such 365/366 day period or (ii) the period beginning after the first Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date for the cash dividend in question. In the case of any such dividend or distribution on the TCI Group Series A Common Stock of shares of capital stock, subdivision, combination or reclassification, the holder of each outstanding share of Series A Preferred Stock will have the right to exchange such share of Series A Preferred Stock into the kind and amount of securities which such holder would have owned immediately after such event if such share of Series A Preferred Stock had been exchanged immediately before the record date for or effective date of, as the case may be, such event. However, in the case of any dividend, distribution or reclassification in which the Series A Preferred Stock becomes exchangeable for shares of more than one class or series of Parent capital stock, any one of which is redeemable or exchangeable at the election of the Parent ("Redeemable Capital Stock"), and such Redeemable Capital Stock may be redeemed or exchanged by the Parent for consideration that includes securities of an issuer other than the Parent ("Redemption Securities"), then such dividend, distribution or reclassification shall be treated in the manner described in the next sentence as though it were a distribution of assets by the Parent. In the case of any such issuance of rights, warrants or options which expire within 45 days after the record date for the determination of stockholders entitled to receive such rights, warrants or options, or any such distribution of assets, debt securities or certain rights, warrants or options to purchase securities, the Exchange Rate will be adjusted pursuant to formulas contained in the Certificate of Designations. In certain cases of distributions of assets, debt securities or certain rights, warrants or options to purchase securities to holders of Series A TCI Group Common Stock, rather than being entitled to an adjustment in the Exchange Rate, the holder of a share of Series A Preferred Stock upon exchange thereof will be entitled to receive, in addition to the shares of Series A TCI Group Common Stock into which such share of Series A Preferred Stock is exchangeable, the kind and amount of assets, debt securities, rights, warrants or options comprising the distribution that such holder would have received if such holder had exchanged such share of Series A Preferred Stock immediately prior to the record date for determining the holders of Series A TCI Group Common Stock entitled to receive the distribution.

     If the holders of Series A Preferred Stock would be entitled to receive upon exchange thereof any Redeemable Capital Stock (other than Redeemable Capital Stock that may be redeemed or exchanged for consideration that includes Redemption Securities), and such Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after such event (a "Redemption Event"), the holders of Series A Preferred Stock then outstanding shall be entitled to receive upon exchange of such shares, in lieu of shares of such Redeemable Capital Stock, the kind and amount of securities, cash or other assets receivable upon such Redemption Event by a holder of the number of shares of Redeemable Capital Stock for which such shares of Series A Preferred Stock could have been exchanged immediately prior to the effectiveness of such Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of such Redeemable Capital Stock the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Series A Preferred Stock shall have no other exchange rights with respect to such Redeemable Capital Stock.

     All adjustments to the Exchange Rate will be calculated to the nearest 1/1000th of a share of Series A TCI Group Common Stock. No adjustment in the Exchange Rate will be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which is not required to be made will be carried forward and taken into account in any subsequent adjustment. In addition to the foregoing adjustments, the Parent may direct the Company to make increases in the Exchange Rate that the Parent considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Series A TCI Group Common Stock.

     If an adjustment is required to be made in the Exchange Rate, the Parent may, in its sole discretion, elect to defer the following until after the occurrence of the event requiring such adjustment: (i) delivering to the holder of any Series A Preferred Stock surrendered for exchange the additional shares of Series A TCI Group Common Stock deliverable upon such exchange over the shares of Series A TCI Group Common Stock deliverable before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Series A TCI Group Common Stock. In addition, no adjustment need be made for rights to purchase shares of Series A TCI Group Common Stock or for sales of shares of Series A TCI Group Common Stock which in either case are made pursuant to a plan providing for reinvestment of dividends or interest or pursuant to a bona fide employee stock option or stock purchase plan of the Parent or any of its wholly owned subsidiaries (including the Company).

     Whenever the Exchange Rate is required to be adjusted, the Parent will forthwith compute such adjusted Exchange Rate and file with the transfer agent(s) for the shares of Series A Preferred Stock and the Series A TCI Group Common Stock a certificate with respect to such adjustment, and mail a notice to holders of the Series A Preferred Stock providing information with respect to such adjustment. At least 10 days before the record date or other date set for definitive action, the Parent will notify holders of Series A Preferred Stock of
(i) any action which would require an adjustment to the Exchange Rate, (ii) certain mergers or combinations involving the Parent or (iii) the dissolution, liquidation or winding up of the Parent.

     Adjustment for Consolidation or Merger of Parent. In case of (i) any consolidation or merger to which the Parent is a party, (ii) any sale or transfer to another corporation of the property of the Parent as an entirety or substantially as an entirety or (iii) any statutory exchange of securities by the Parent with another corporation (other than in connection with a merger or acquisition), in each case as a result of which shares of Series A TCI Group Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such transaction will, after consummation of such transaction, be subject to exchange at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Series A TCI Group Common Stock into which such share of Series A Preferred Stock might have been exchanged immediately prior to consummation of such transaction and assuming in each case that such holder of Series A TCI Group Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share will be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into which shares of Series A Preferred Stock will be exchangeable after consummation of such transaction will be subject to adjustment, as nearly as may be practicable, as described above under "Exchange Adjustments" following the date of consummation of such transaction. Pursuant to the Guarantee, the Parent has agreed not to become a party to any such transaction unless the terms thereof are consistent with the foregoing.

REDEMPTION

     Mandatory Redemption. Each share of Series A Preferred Stock (if not earlier exchanged or redeemed) will be subject to mandatory redemption by the
Company on January   , 2006 (the "Mandatory Redemption Date"), at a redemption
price (the "Mandatory Redemption Price") equal to the Liquidation Preference.

     Optional Redemption.  Shares of Series A Preferred Stock will also be
subject to optional redemption by the Company on or after January   , 2001 (the
"Initial Redemption Date"). At any time and from time to time on or after the Initial Redemption Date and until the Mandatory Redemption Date, the Company will have the right to redeem, in whole or in part, the outstanding shares of Series A Preferred Stock at the following per share call prices, together with accrued but unpaid dividends (whether or not declared) to the date fixed for redemption (each an "Optional Redemption Price;" such price and the Mandatory Redemption Price being sometimes referred to collectively herein as a "Redemption Price"), if redeemed during the twelve-month periods beginning on
January   in the years shown below.

                              YEAR                                CALL PRICE
----------------------------------------------------------------  ----------
2001............................................................    $
2002............................................................
2003............................................................
2004............................................................
2005 and thereafter.............................................     50.00

     If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed as of any date (an "Optional Redemption Date," such date and the Mandatory Redemption Date being sometimes referred to collectively herein as a "Redemption Date"), the shares of Series A Preferred Stock to be redeemed will be selected by the Company from outstanding shares of Series A Preferred Stock pro rata (as nearly as may be practicable) among all holders of outstanding shares of Series A Preferred Stock.

     Manner of Payment of Redemption Price. The Company may effect the redemption of shares of Series A Preferred Stock upon the mandatory or optional redemption thereof, at the election of the Company, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. If the Company elects to pay, in whole or in part, the Redemption Price in respect of shares of Series A Preferred Stock through the delivery of shares of Series A TCI Group Common Stock, then the Company shall deliver to each holder of shares of Series A Preferred Stock to be redeemed on the applicable Redemption Date a number of shares of Series A TCI Group Common Stock equal to the amount determined by dividing (i) the aggregate Redemption Price (or designated portion thereof to be paid through delivery of shares of Series A TCI Group Common Stock) of such shares of Series A Preferred Stock by (ii) the Cash Equivalent Amount. Any portion of a Redemption Price that is not paid through the delivery of shares of Series A TCI Group Common Stock will be paid in cash. The number of shares of Series A TCI Group Common Stock that a holder of Series A Preferred Stock will receive upon mandatory or optional redemption, if the Redemption Price is to be paid in whole or in part through the delivery of shares of Series A TCI Group Common Stock, will vary depending upon the Average Market Price (as defined in "-- Dividends -- Payments of Dividends; Method of Payment") used in determining the Cash Equivalent Amount for purposes of such redemption. The market price of the Series A TCI Group Common Stock may vary from such Average Market Price between the date of determination of such Average Market Price and the subsequent delivery of shares of Series A TCI Group Common Stock, in payment of the Redemption Price, to holders in respect of shares of Series A Preferred Stock called for redemption. If the market value of the Series A TCI Group Common Stock on the Redemption Date is more than 5% lower than the Average Market Price as of such Redemption Date and the holder sells such shares of Series A TCI Group Common Stock at such lower price, the holder's actual proceeds from the sale of such shares would be lower that the stated Redemption Price for the Series A Preferred Stock. In addition, in connection with any such sale the holder is likely to incur commissions and other transaction costs.

     No fractional shares of Series A TCI Group Common Stock will be delivered to a holder upon redemption of his shares of Series A Preferred Stock, but the Company will instead pay a cash adjustment determined as described under "-- Adjustment for Fractional Shares."

     Dividends on shares of Series A Preferred Stock selected for redemption will cease to accrue, and the right of the holders of such shares to exercise their right to exchange such shares for Series A TCI Group Common Stock will terminate immediately prior to the close of business on the related Redemption Date.

     Notice of Redemption. The Company will provide notice (a "Redemption Notice") of any redemption of shares of Series A Preferred Stock to holders of record of Series A Preferred Stock to be called for redemption not less than 15 nor more than 60 days prior to the applicable Redemption Date. The Redemption Notice will be provided by mail sent to each holder of record of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the stock register of the Company; provided, however, that neither failure to give such notice nor any defect therein will affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the holders to whom the Company has failed to give said notice or whose notice was defective.

     Each Redemption Notice sent to a holder will include, without limitation, the following information: (i) the Redemption Date; (ii) if less than all outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares held by such holder to be redeemed; (iii) the Redemption Price and the form or forms of consideration that the Company has elected to pay and/or deliver upon such redemption and, if more than one form of consideration has been elected by the Company, the designated portions of the Redemption Price to be paid in each form of consideration so elected; (iv) if the Company has elected to deliver shares of Series A TCI Group Common Stock in payment of the Redemption Price (or a designated portion thereof), the method of determining the number of shares of Series A TCI Group Common Stock so deliverable; (v) the place or places where certificates for Series A Preferred Stock to be redeemed are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on the Redemption Date; and (vii) the then current Exchange Rate and that the exchange privilege will terminate immediately prior to the close of the business day on the Redemption Date.

     On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed must present and surrender his certificate or certificates for such shares to the Company at the place designated in the Redemption Notice and thereupon the Redemption Price of such shares will paid to or on the order of the person whose name appears on such certificate or certificates as the record owner thereof, and each surrendered certificate will be cancelled. Should fewer than all the shares represented by a certificate be redeemed, a new certificate will be issued representing the unredeemed shares.

     If a Redemption Notice with respect to shares of Series A Preferred Stock to be redeemed pursuant to a mandatory or optional redemption has been timely given by the Company, and if on or before the applicable Redemption Date the Company has deposited with the redemption agent for the Series A Preferred Stock (or, if there is no redemption agent, shall have set apart so as to be available for such purpose and only such purpose) cash (including cash for any adjustment in lieu of delivering fractional securities) and/or shares of Series A TCI Group Common Stock, as applicable, sufficient to pay in full the aggregate Redemption Price for such shares of Series A Preferred Stock on such Redemption Date, then effective as of the close of business on such Redemption Date the shares of Series A Preferred Stock to be so redeemed will no longer be deemed outstanding (notwithstanding that any certificate therefor may not have been surrendered for cancellation), dividends with respect to the shares so called for redemption shall cease to accrue on the Redemption Date (except that holders of shares of Series A Preferred Stock at the close of business on a Record Date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such Record Date and prior to such Dividend Payment
Date) and all rights with respect to the shares so called for redemption will forthwith after such date cease and terminate, except the right of such holders, upon the surrender of certificates evidencing the shares of Series A Preferred Stock so redeemed, to receive the cash and/or Series A TCI Group Common Stock, as applicable, payable or deliverable in payment of the Redemption Price and the applicable cash adjustment, if any, in lieu of fractional shares, without interest. Any cash and/or shares of Series A TCI Group Common Stock so deposited or set apart and unclaimed at the end of one year from such Redemption Date will be repaid and released to the Company, after which the holder or holders of such shares of Series A Preferred Stock so called for redemption will look only to the Company for delivery of such cash and/or shares of Series A TCI Group Common Stock.

     The ability of the Company to redeem the Series A Preferred Stock shall be subject to the prior preferences and rights of any future class or series of Senior Stock.

LIQUIDATION RIGHTS

     In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Company and payment or provision for payment of any distribution on shares of any Senior Stock, an amount per share equal to the Liquidation Preference, before any distribution of assets is made to the holders of Junior Stock or any Parity Stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up. After payment of the Liquidation Preference, holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

     If, upon any dissolution, liquidation or winding up of the Company, the assets of the Company available for distribution to the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full (i) the aggregate Liquidation Preference payable to holders of Series A Preferred Stock and (ii) the liquidation preference payable to holders of shares of all outstanding classes and series of Parity Stock that rank pari passu with the Series A Preferred Stock upon liquidation, dissolution or winding up (as set forth in the instrument or instruments creating such Parity Stock), the holders of shares of Series A Preferred Stock and such Parity Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Parity Stock were paid in full. The sale, lease, transfer or exchange of all or substantially all of the assets of the Company, the consolidation or merger of the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger), and the consummation of a statutory binding share exchange involving the Company will not be deemed a liquidation, dissolution or winding up of the Company.

     Upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company may pay any Liquidating Payment (as defined below), at the election of the Company, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. If the Company elects to make, in whole or in part, a Liquidating Payment by delivery of shares of Series A TCI Group Common Stock, the number of shares so deliverable to any holder of Series A Preferred Stock shall be equal to the aggregate Liquidating Payment (or designated portion thereof to be paid through the delivery of shares of Series A TCI Group Common Stock) payable in respect of such shares divided by the Cash Equivalent Amount. In connection with any Liquidating Payment, no fractional shares of Series A TCI Group Common Stock shall be delivered, but the Company shall instead pay a cash adjustment determined as described under "-- Adjustment for Fractional Shares." Any portion of a Liquidating Payment that is not paid through the delivery of shares of Series A TCI Group Common Stock will be paid in cash. "Liquidating Payment," as used herein, means the Liquidation Preference payable to the holders or Series A Preferred Stock upon the liquidation, dissolution or winding up of the Company or, if less, the amount available for distribution to holders of Series A Preferred Stock in liquidation of the Company. Under the Guarantee, the Parent will be obligated to pay to the holders of the Series A Preferred Stock any difference between the Liquidating Payment and the Liquidation Preference. See "Description of the Guarantee -- Guarantee Payments."

CONDITIONS TO DELIVERY OF SHARES OF SERIES A TCI GROUP COMMON STOCK FOR DIVIDEND, REDEMPTION OR LIQUIDATION PAYMENTS.

     The Company's right to elect to make any dividend, redemption or liquidation payment, in whole or in part, through the delivery of shares of Series A TCI Group Common Stock will be conditioned upon: (i) the shares of Series A TCI Group Common Stock to be so delivered being fully paid and nonassessable and free from any preemptive rights, liens or adverse claims; (ii) the delivery of such shares being exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, the delivery of such shares having been duly registered or qualified under the Securities Act and applicable state securities laws; and (iii) the shares of Series A TCI Group Common Stock to be so delivered being listed, and upon delivery being eligible for trading, on the Nasdaq National Market or on a national securities exchange. If such conditions have not been satisfied prior to or on the date of any such dividend, redemption or liquidation payment, such payment shall be made solely in cash.

ADJUSTMENT FOR FRACTIONAL SHARES

     No fractional shares or scrip representing fractional shares of Series A TCI Group Common stock will be delivered upon the redemption or exchange of any shares of Series A Preferred Stock or in connection with any dividend payment or any liquidation, dissolution or winding up of the Company. Whether or not a fractional share would be delivered to a holder of Series A Preferred Stock shall be based upon (i), in the case of an exchange, on the total number of shares of Series A Preferred Stock such holder is at the time exchanging into Series A TCI Group Common Stock and the total number of shares of Series A TCI Group Common Stock otherwise deliverable upon such exchange and (ii), in the case of the payment, in whole or in part, of a dividend, redemption or liquidation payment through the delivery of shares of Series A TCI Group Common Stock, on the total number of shares of Series A Preferred Stock at the time held by such holder and the total number of shares of Series A TCI Group Common Stock otherwise deliverable in respect thereof. In lieu of the issuance of a fraction of a share of Series A TCI Group Common Stock or scrip, the Company shall pay instead an amount in cash (rounded to the nearest whole cent) by its check equal to the same fraction of the Closing Price of a share of Series A TCI Common Stock on the Trading Day immediately preceding the Exchange Date or the date of payment of the dividend, redemption or liquidation payment, as the case may be, in respect of which such cash adjustment is being determined.

VOTING RIGHTS

     The holders of shares of Series A Preferred Stock will have no voting rights, except as otherwise required by law and except as set forth below. When and if the holders of Series A Preferred Stock are entitled to vote, each holder will be entitled to one vote per share.

     The holders of shares of Series A Preferred Stock will have the right to vote, voting as a class with the holders of the Company's common stock (and with the holders of any other class or series of Preferred Stock entitled to vote with such common stock in the general election of directors), in any general election of directors of the Company. Immediately following this offering, the shares of Series A Preferred Stock will have 1.1% of the combined voting power of all outstanding classes of capital stock of the Company entitled to vote in any general election of directors of the Company. The only other class of capital stock that is entitled to vote in the general election of directors is the Company's common stock, all of the shares of which are owned by the Parent. Accordingly, immediately following this offering (except under the circumstances described in the next paragraph) the Parent will be able to elect all of the members of the Board of Directors.

     If at any time accrued dividends payable on the shares of Series A Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, the holders of the shares of Series A Preferred Stock, voting separately as a class (with the holders of all other shares of Parity Stock upon which like voting rights have been conferred and are exercisable), will have the right to vote for the election of two directors (the "Preferred Stock Directors") to the Board of Directors of the Company, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of shares of Series A Preferred Stock to vote for the election of two Preferred Stock Directors will continue until all dividends in arrears on the shares of Series A Preferred Stock have been paid in full. The term of office of each Preferred Stock Director shall terminate on the earlier of (i) the next annual meeting of stockholders of the Company at which a successor shall have been elected and qualified (irrespective of whether the Board of Directors of the Company is divided into staggered classes) or (ii) the termination of the right of the holders of shares of Series A Preferred Stock (and any such other shares of Parity Stock and Senior Stock) to vote for Preferred Stock Directors.

     For as long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of such outstanding shares (voting separately as a class), given in person or by proxy at any annual meeting or special meeting called for such purpose, will be necessary: (i) before the Company may amend, alter or repeal any of the provisions of the Company's Restated Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of the shares of Series A Preferred Stock then outstanding; provided, however, that (x) any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any additional shares of Junior Stock and (y) any such amendment that would increase the number of authorized shares of Preferred Stock (other than Series A Preferred Stock) or that would decrease (but not below the number of authorized shares then outstanding) the number of authorized shares of Preferred Stock (other than Series A Preferred Stock), will be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of shares of Series A Preferred Stock; (ii) before the Company or the Board or Directors may create or issue any class or series of Senior Stock; or (iii) before the Company may effect any reclassification of the Series A Preferred Stock (other than a reclassification that does not adversely affect the powers, preferences or rights of the holders of shares of Series A Preferred Stock outstanding immediately prior to such reclassification). No vote of the holders of Series A Preferred Stock in respect of an amendment, alteration or repeal of any provision of the Company's Restated Certificate of Incorporation or the creation or issue of any class or series of Senior Stock will be required if, at or prior to the time when such amendment, alteration or repeal or creation or issue is to take effect, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding (except that no such provision may be made prior to the Initial Redemption
Date).

     Except as required by law, the holders of Series A Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company.

TRANSFER AGENT AND REGISTRAR

     The Bank of New York, 101 Barclay Street, New York, New York 10286, will act as paying, exchange and redemption agent and registrar for the shares of Series A Preferred Stock.

MISCELLANEOUS

     Upon issuance, the shares of Series A Preferred Stock will be fully paid and nonassessable. Holders of shares of Series A Preferred Stock will have no preemptive rights. The Parent has agreed to at all times reserve and keep available out of its authorized and unissued Series A TCI Group Common Stock and/or issued shares of Series A TCI Group Common Stock held in its treasury, solely for issuance upon the exchange of shares of Series A Preferred Stock, such number of shares of Series A TCI Group Common Stock as will from time to time be deliverable upon the exchange of all shares of Series A Preferred Stock then outstanding. Shares of Series A Preferred Stock redeemed by the Company will be retired and resume the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series of Preferred Stock by the Board of Directors.

                          DESCRIPTION OF THE GUARANTEE

     The following is a summary of the principal terms of the Guarantee Agreement (the "Guarantee"), executed and delivered by the Parent for the benefit of the holders from time to time of the Series A Preferred Stock. The summary does not purport to be complete and is subject to and qualified in its entirety by the text of the Guarantee Agreement (including the definition therein of certain terms), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is part.

GUARANTEE PAYMENTS

     Pursuant to the Guarantee, the Parent will irrevocably and unconditionally agree to pay in full to the holders of the Series A Preferred Stock the Guarantee Payments (except to the extent paid by the Company), as and when due, regardless of any defense, right of set-off or counterclaim which the Company may have or assert. The following payments (the "Guarantee Payments"), to the extent not paid by the Company, will be subject to the Guarantee (without duplication): (i) any accrued and unpaid dividends on the Series A Preferred Stock which have theretofore been declared by the Board of Directors; (ii) the Mandatory Redemption Price payable for shares of Series A Preferred Stock outstanding on the Mandatory Redemption Date; (iii) the Optional Redemption Price payable for shares of Series A Preferred Stock called for redemption on an Optional Redemption Date that are outstanding on such Optional Redemption Date; and (iv) upon a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Liquidation Preference payable in respect of the outstanding shares of Series A Preferred Stock.

MANNER OF MAKING GUARANTEE PAYMENTS

     The Parent may satisfy its obligation to make a Guarantee Payment, at the election of the Parent, (i) in cash, (ii) through the issuance and delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Parent in its sole discretion. If the Parent elects to pay a Guarantee Payment, in whole or in part, to the holders of Series A Preferred Stock through the delivery of shares of Series A TCI Group Common Stock, each such holder will receive the greater of
(i) the same number of shares of Series A TCI Group Common Stock as such Holder would have received from the Company (x) had the Company made the dividend, redemption or liquidation payment in respect of which such Guarantee Payment is being made when originally due through the delivery of shares of Series A TCI Group Common Stock and (y) had the Company elected to pay an amount of such payment equal to the Guarantee Stock Portion with shares of Series A TCI Group Common Stock or (ii) the number of shares of Series A TCI Group Common Stock determined by dividing the dollar amount of the Guarantee Stock Portion by the Guarantee Cash Equivalent Amount. "Guarantee Cash Equivalent Amount" means an amount equal to 95% of the average of the Closing Prices of the Series A TCI Group Common Stock for the 10 consecutive Trading Days ending on the third Trading Day prior to the date such Guarantee Payment is paid by or on behalf of the Parent. No fractional shares of Series A TCI Group Common Stock will be issued and delivered to a holder, but the Parent will instead pay a cash adjustment determined in the manner described under "Description of the Series A Preferred Stock -- Adjustment for Fractional Shares." Any portion of a Guarantee Payment that is not paid through the delivery of shares of Series A TCI Group Common Stock shall be paid in cash.

     The Parent's right to elect to make any Guarantee Payment, in whole or in part, through the issuance and delivery of shares of Series A TCI Group Common Stock will be conditioned upon: (i) the shares of Series A TCI Group Common Stock to be so issued and delivered being fully paid and nonassessable and free from any preemptive rights, liens or adverse claims; (ii) the delivery of such shares being exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, the delivery of such shares having been duly registered or qualified under the Securities Act and applicable state securities laws; and (iii) the shares of Series A TCI Group Common Stock to be so issued and delivered being listed, and upon delivery being eligible for trading, on the Nasdaq National Market or on a national securities exchange. If such conditions have not been satisfied prior to or on the date of any Guarantee Payment paid by or on behalf of the Parent, such payment shall be made solely in cash.

CERTAIN COVENANTS OF THE PARENT

     In the Guarantee, the Parent will covenant that, so long as any shares of Series A Preferred Stock remain outstanding, if there shall have occurred and be continuing any event that would constitute an Event of Default (as defined below) under the Guarantee, then the Parent shall not declare or pay any cash dividend on, make any cash distributions with respect to, or redeem, purchase or otherwise acquire, any of its capital stock; provided, however that the Parent may (a) declare cash dividends or cash distributions on, or redeem, purchase or otherwise acquire, shares of preferred stock of the Parent where, under the terms of the instrument creating such preferred stock, the failure to do so would constitute a default or event of default under such instrument and (b) redeem, purchase or otherwise acquire shares of preferred stock of the Parent
(x) with shares of common stock of the Parent (plus a cash adjustment for fractional shares) or (y) upon the exercise by the holders thereof of conversion, exchange or redemption rights. The foregoing covenant may be waived, in whole or in part, or the application of all or any part of such covenant in any particular circumstance or generally may be waived, with the prior written consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock then outstanding.


     In connection with any exchange by a holder of Series A Preferred Stock for Series A TCI Group Common Stock, the Parent may be required under the Securities Act to deliver to such holder a current prospectus relating to the Series A TCI Group Common Stock. In the Guarantee, the Parent will covenant that if it is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder to deliver a current prospectus, for so long as the holders of shares of Series A Preferred Stock have the right to exchange such shares for shares of Series A TCI Group Common Stock, the Parent will use all reasonable efforts to ensure that it will be able to deliver a current prospectus upon a requested exchange by a holder of Series A Preferred Stock.


     In the Guarantee, the Parent will covenant, for so long as the holders of shares of Series A Preferred Stock have the right to exchange such shares for shares of Series A TCI Group Common Stock, to take any and all actions required of it under the exchange provisions of the Certificate of Designations, including, without limitation: (i) promptly after the Exchange Date for an exchange of shares of Series A Preferred Stock, to issue and deliver to the holder of such shares, or on his or her written order, a certificate or certificates for the requisite number of full shares of Series A TCI Group Common Stock issuable upon such exchange; (ii) to treat the Person in whose name any certificate for shares of Series A TCI Group Common Stock is issued upon an exchange as the stockholder of record of such shares of Series A TCI Group Common Stock as of the close of business on the Exchange Date; provided, however, that any shares of Series A

Preferred Stock surrendered for exchange on any date when the stock transfer books of the Parent are closed for any purpose shall be effective to constitute the Person entitled to receive the shares of Series A TCI Group Common Stock deliverable upon such exchange as the record holder of such shares of Series A TCI Group Common Stock as of the opening of business on the next succeeding day on which such stock transfer books are open; (iii) whenever the Exchange Rate is required to be adjusted under the Certificate of Designations, to forthwith compute the adjusted Exchange Rate and (x) prepare and file a certificate setting forth certain information concerning the adjusted Exchange Rate with the transfer agent for the Series A TCI Group Common Stock and the Series A Preferred Stock and (y) mail to the holders of the outstanding shares of Series A Preferred Stock a notice setting forth such adjusted Exchange Rate and certain related information; and (iv) whenever the Parent shall take any action which would require an adjustment to the Exchange Rate or shall authorize certain other actions or events, to cause to be filed at each office or agency maintained for the purpose of exchange of the shares of Series A Preferred Stock, and cause to be mailed to the holders of shares of Series A Preferred Stock, at least 10 days before the record date (or other date set for definitive action if there shall be no record date), a notice of such action or event.

     The Parent has further agreed in the Guarantee to at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Series A TCI Group Common Stock and/or its issued Series A TCI Group Common Stock held in its treasury, for the purpose of effecting any exchange of shares of Series A Preferred Stock in accordance with the Certificate of Designations, the full number of shares of Series A TCI Group Common Stock then deliverable upon the exchange of all then outstanding shares of Series A Preferred Stock.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Series A Preferred Stock (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% of the outstanding shares of Series A Preferred Stock. All covenants and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Parent and inure to the benefit of the holders from time to time of the Series A Preferred Stock. Except in the manner described under "Consolidation, Merger or Sale of Assets" below, the Parent may not assign its rights or delegate its obligations under the Guarantee without the consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The Guarantee provides that the Parent may merge or consolidate with or into another entity (whether or not the Parent is the surviving corporation), enter into a binding share exchange with another entity, or sell, transfer or lease all or substantially all of its assets to another entity only if (i) at such time no Event of Default shall have occurred and be continuing and (ii) the survivor of such merger, consolidation or share exchange (if other than the Parent) or the entity to which Parent's assets are sold, transferred or leased is an entity organized under the laws of the United States or any state thereof and assumes all of the obligations of the Parent under the Guarantee.

TERMINATION

     The Parent's obligation to make Guarantee Payments under the Guarantee will terminate as to each holder of Series A Preferred Stock, and be of no further force or effect, upon the earliest to occur of (i) the full payment of the Mandatory Redemption Price for all of the shares of Series A Preferred Stock held by such holder, (ii) the full payment of the Optional Redemption Price for all shares of Series A Preferred Stock held by such holder that are called for redemption on an Optional Redemption Date, if after such Optional Redemption Date such holder no longer holds any outstanding shares of Series A Preferred Stock, (iii) the payment of the full Liquidation Preference of the shares of Series A Preferred Stock held by such holder upon any liquidation, dissolution or winding up of the Company, (iv) the exchange by such holder of shares of Series A Preferred Stock held by it for the requisite number of shares of Series A TCI Group Common Stock (and cash in lieu of any fractional share, if any) in accordance with the Certificate of Designations, and following such exchange such holder no longer holds any shares of Series A Preferred Stock; or (v) at such time as such holder shall otherwise dispose of all of its shares of Series A Preferred Stock. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Series A Preferred Stock must restore payment of any amount paid by the Company under the Certificate of Designations or by the Parent under the Guarantee in respect of such shares for any reason whatsoever.

EVENTS OF DEFAULT

     An "Event of Default" under the Guarantee will occur upon the failure of the Company: (i) to pay any portion of a dividend payment, if the payment of such dividend was declared by the Board of Directors of the Company; (ii) to pay the aggregate Mandatory Redemption Price in full on the Mandatory Redemption Date; (iii) to pay the Optional Redemption Price in full on any Optional Redemption Date in respect of shares of Series A Preferred Stock called for redemption on such date by the Company; and (iv), in the event of the dissolution, liquidation or winding up of the Company, the failure of the Company to pay the aggregate Liquidation Preference payable to the holders of outstanding shares of Series A Preferred Stock (irrespective of whether the Company has unrestricted or legally available funds therefor). Upon the occurrence and during the continuance of an Event of Default, the Parent will be subject to the limitations described in the first paragraph under " -- Certain Covenants of the Parent" and holders of Series A Preferred Stock will have a contractual right to enforce payment by the Parent of the Guarantee Payments under the Guarantee (subject to the subordination provisions of the Guarantee described below).

SUBORDINATION

     The Guarantee provides that the Parent's obligation to make Guarantee Payments are subordinated and junior in right of payment to all liabilities of the Parent (other than those in respect of its capital stock) ("Senior Liabilities"). No payment may be made under the Guarantee if any Senior Liability of the Parent is not paid when due, any applicable grace period with respect to such default has ended, and such default has not been cured or waived or ceased to exist. Upon any distribution of assets of the Parent to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due on all Senior Liabilities of the Parent must be paid in full before the holders of Series A Preferred Stock are entitled to receive or retain any payments under the Guarantee. The rights of the holders of the Series A Preferred Stock in respect of payments under the Guarantee will be subrogated to the rights of the holder of all Senior Liabilities to receive payments or distributions applicable to such liabilities until all amounts owing on the Guarantee are paid in full.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Parent and will rank (i) subordinate and junior in right of payment to all other liabilities of the Parent, (ii) pari passu with the most senior preferred stock now or hereafter issued by the Parent and (iii) senior to the Parent's common stock. The terms of the Certificate of Designations provide that each holder of Series A Preferred Stock, by acceptance thereof, agrees to the subordination and other provisions of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

     As of September 30, 1995, the Parent had (i) liabilities to third parties of approximately $80 million, to which payments under the Guarantee would have been subordinated, and (ii) outstanding shares of preferred stock with an aggregate liquidation preference of approximately $474 million, with which payments under the Guarantee would have ranked pari passu, had the Guarantee been outstanding at that date. The Parent is a holding company and its assets consist almost entirely of investments in its subsidiaries. Therefore, the Parent's rights and the rights of its creditors, including holders of the Series A Preferred Stock with respect to the Parent's obligations under the Guarantee, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Parent would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Parent). At September 30, 1995, the Parent's subsidiaries had total debt of approximately $13.1 billion (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to the Parent).

     The Parent's ability to service its indebtedness and pay its other liabilities, including its liability under the Guarantee, is dependent upon the earnings of the Parent's subsidiaries and the distribution or other payment of such earnings to the Parent in the form of dividends, loans or advances, payment or reimbursement for management fees and expenses, and repayment of loans and advances from the Parent. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Guarantee or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Parent by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, certain of the Parent's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Parent in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Parent be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Parent's consolidated net assets.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF PARENT COMMON STOCK

     Each share of Series A Preferred Stock is exchangeable, at the option of
the holder commencing January   , 2001, for shares of Series A TCI Group Common
Stock at the Exchange Rate. See "Description of the Series A Preferred
Stock -- Exchange at Option of Holder." The Series A TCI Group Common Stock is one of four series of common stock, par value $1.00 per share ("Parent Common Stock"), of the Parent. The other three series of the Parent Common Stock consist of the following: (i) the Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock," and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), (ii) the Tele-Communications, Inc. Series A Liberty Media Group Common Stock (the "Series A LMG Common Stock") and (iii) the Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "Series B LMG Common Stock," and, together with the Series A LMG Common Stock, the "Liberty Media Group Common Stock"). Each series of Parent Common Stock has powers and rights that may affect the powers and rights of each other series of Parent Common Stock. Accordingly, a description of all four series of Parent Common Stock is set forth below. However, the only series of Parent Common Stock for which the Series A Preferred Stock is exchangeable is the Series A TCI Group Common Stock.

     The following description of the Parent Common Stock does not purport to be complete and is qualified in its entirety be reference to the Restated Certificate of Incorporation, as amended, of the Parent (the "Parent Charter"), which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

     The Parent Charter provides that the Parent is authorized to issue 2,725,000,000 shares of Parent Common Stock, of which 1,750,000,000 shares are designated Tele-Communications, Inc. Series A TCI Group Common Stock, 150,000,000 shares are designated Tele-Communications, Inc. Series B TCI Group Common Stock, 750,000,000 shares are designated TeleCommunications, Inc. Series A Liberty Media Group Common Stock, and 75,000,000 shares are designated Tele-Communications, Inc. Series B Liberty Media

Group Common Stock. As of November 1, 1995, 571,576,645 shares of Series A TCI Group Common Stock, 84,801,554 shares of Series B TCI Group Common Stock, 142,892,796 shares of Series A LMG Common Stock and 21,200,336 shares of Series B LMG Common Stock (in each case net of shares held in treasury) had been issued and were outstanding.

     The Parent Charter also provides for the issuance of 52,375,096 shares of preferred stock (the "Parent Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. Of the Series Preferred Stock, 80,000 shares are designated Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), and 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"). As of November 1, 1995, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 999,569 shares of Series D Preferred Stock and 277,064 shares of Series F Preferred Stock had been issued and were outstanding. All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of Parent Preferred Stock. All of the shares of Series E Preferred Stock have previously been redeemed and retired with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, may be reissued as shares of another series of Series Preferred Stock, but such shares may not be reissued as Series E Preferred Stock. All of the outstanding shares of Series F Preferred Stock are held by subsidiaries of the Parent. The Parent has authorized, in connection with a pending transaction, the issuance of an additional 18,350,918 shares of Series Preferred Stock in two series, of which 9,175,459 shares will be designated Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock"), and 9,175,459 shares will be designated Redeemable Convertible Liberty Media Group Preferred Stock, Series F (the "Series F Preferred Stock"). After giving effect to the designations of the Series G Preferred Stock and the Series F Preferred Stock, at least 30,069,082 shares of Series Preferred Stock shall remain available for designation pursuant to the Parent Charter.

     The rights evidenced by the Parent Common Stock (including the Series A TCI Group Common Stock) are subject to the prior preferences and rights of the Parent Preferred Stock. In general, under the provisions of the Class B Preferred Stock and each outstanding series of Series Preferred Stock, no dividends may be paid on, and neither the Parent nor any subsidiary of the Parent may purchase or otherwise acquire any shares of, the Parent Common Stock for so long as (i) dividends are in arrears on the Class B Preferred Stock or on any such series of Series Preferred Stock or (ii) the Parent is in default under its obligation to redeem (or otherwise acquire or exchange in accordance with the terms of the Parent Charter or the instrument creating such Parent Preferred Stock) shares of the Class B Preferred Stock or any such series of Series Preferred Stock on a date fixed for such redemption (or other acquisition or exchange). The Series G Preferred Stock and the Series F Preferred Stock will contain similar provisions that may restrict the payment of dividends on, or the purchase or other acquisition by the Parent of any of its subsidiaries of, shares of Parent Common Stock.

TCI GROUP COMMON STOCK AND LIBERTY MEDIA GROUP COMMON STOCK

  Certain Definitions

     As used herein, the following terms have the meanings specified below:

     "Committed Acquisition Shares" means (a) the shares of Series A LMG Common Stock that the Parent had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, and (b) the shares of Series A LMG Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that the Parent had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of the Parent to issue shares of the

Parent's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock), which as a result of the Distribution constitute obligations to issue, among other securities, Series A LMG Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for Series A LMG Common Stock; provided, however that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the Series A LMG Common Stock and dividends or distributions of shares of Series A LMG Common Stock or Series B LMG Common Stock to holders of Series A LMG Common Stock and other reclassifications of the Series A LMG Common Stock, in each case occurring (or the record date for which occurs) after the Distribution.

     "Convertible Securities" means any securities of the Parent (other than any series of Parent Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Parent Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

     The "Distribution" means the distribution paid by the Parent on August 10, 1995 of one-fourth of one share of Series A LMG Common Stock on each outstanding share of Series A TCI Group Common Stock and one-fourth of one share of Series B LMG Common Stock on each outstanding share of Series B TCI Group Common Stock to holders of record on August 4, 1995.

     The "Inter-Group Interest" means any equity value of the Parent attributable to the Liberty Media Group that is not represented by outstanding shares of Liberty Media Group Common Stock. The Inter-Group Interest is represented by the Number of Shares Issuable with Respect to the Inter-Group Interest.

     The "Inter-Group Interest Fraction" means a fraction the numerator of which is the Number of Shares Issuable with Respect to the Inter-Group Interest and the denominator of which is the sum of such Number of Shares Issuable with Respect to the Inter-Group Interest and the aggregate number of shares of Liberty Media Group Common Stock outstanding.

     The "Liberty Media Group" means:

          (a) the interest of the Parent or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction (as defined below under "-- Conversion and Redemption-Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock")) and their respective properties and assets,

          (b) all assets and liabilities of the Parent or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (a) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (a) of this sentence),

          (c) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

          (d) the interest of the Parent or any of its subsidiaries in the businesses, assets and liabilities acquired by the Parent or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors of the Parent (the "Parent Board of Directors");

provided that (i) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of the Parent attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest

Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (ii) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If the Parent pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of the Parent attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (i) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Parent may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

     "Market Value" of any class or series of capital stock of the Parent on any day means the average of the high and low reported sale prices regular way of a share of such class or series on such day (if such day is a trading day, and if such day is not a trading day, on the trading day immediately preceding such day) or in case no such reported sale takes place on such trading day the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on such Nasdaq National Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by the Parent, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the market value of a share of such class or series as determined by the Parent Board of Directors; provided that for purposes of determining the ratios described under "-- Conversion and Redemption -- Conversion at the Option of the Parent" and "-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and "-- Liquidation," (a) the "Market Value" of any share of any series of Parent Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of the Parent Common Stock will be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Parent Board of Directors and (b) the "Market Value" of any share of any series of Parent Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of Parent Common Stock or
(ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of Parent Common Stock in shares of such series of Parent Common Stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

     The "Number of Shares Issuable with Respect to the Inter-Group Interest" is currently zero and will from time to time be

          (a) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A LMG Common Stock and dividends or distributions of shares of Series A LMG Common Stock or Series B LMG Common Stock to holders of Series A LMG Common Stock and other reclassifications of Series A LMG Common Stock,

          (b) decreased (but not to less than zero) by (i) the aggregate number of shares of Series A LMG Common Stock issued or sold by the Parent after the Distribution other than Committed Acquisition

     Shares, the proceeds of which are attributed to the TCI Group, (ii) the aggregate number of shares of Series A LMG Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group,
     (iii) the aggregate number of shares of Series A LMG Common Stock issued or delivered by the Parent as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (iv) the aggregate number of shares of Series A LMG Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by the Parent after the Distribution as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (v) the aggregate number of shares of Series A LMG Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Parent Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of Series A LMG Common Stock as of the date of such transfer, and

          (c) increased by (i) the aggregate number of any shares of Series A LMG Common Stock and Series B LMG Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (ii) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Parent Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of Series A LMG Common Stock as of the date of such contribution and (iii) the aggregate number of shares of Series A LMG Common Stock and Series B LMG Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

The Parent will not issue or sell shares of Series B LMG Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Inter-Group Interest occurs, the Parent will prepare and file a statement of such change with the Secretary of the Parent.

     The "Outstanding Interest Fraction" means a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding and the denominator of which is the sum of such aggregate number of shares of Liberty Media Group Common Stock outstanding and the Number of Shares Issuable with Respect to the Inter-Group Interest.

     "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of the Parent's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock).

     The "TCI Group" means as of any date of determination thereof:

          (a) the interest of the Parent or any of its subsidiaries in all of the businesses in which the Parent or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Parent or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group;

          (b) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Inter-Group Interest Fraction as of such date;

          (c) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group

     Common Stock, with respect to which adjustment will be made as described in clause (a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of the Parent attributed to the Liberty Media Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

     (d) any assets or properties transferred from the Liberty Media Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group described in clause (b) above). If the Parent pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of the Parent attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (c) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Parent may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

  Voting Rights

     Holders of Series A TCI Group Common Stock are entitled to one vote for each share of such stock held, holders of Series B TCI Group Common Stock are entitled to ten votes for each share of such stock held, holders of Series A LMG Common Stock are entitled to one vote for each share of such stock held and holders of Series B LMG Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class or series of Parent Preferred Stock, in the Parent Charter (including any resolution or resolutions providing for the establishment any such series pursuant to authority vested in the Parent Board of Directors by the Parent Charter), the holders of TCI Group Common Stock and the holders of Liberty Media Group Common Stock and the holders of each class or series of Parent Preferred Stock, if any, entitled to vote thereon will vote as one class for all purposes. See "-- Other Matters."

     Neither the holders of Series A TCI Group Common Stock or Series B TCI Group Common Stock, nor the holders of Series A LMG Common Stock or Series B LMG Common Stock, have any rights to vote as a separate class or series on any matter coming before the stockholders of the Parent, except with respect to certain limited class and series voting rights provided under the General Corporation Law of the State of Delaware (the "DGCL").

  Dividends

     Subject to the prior payment of dividends on outstanding shares of Parent Preferred Stock, dividends may be paid as determined by the Parent Board of Directors (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of the Parent legally available therefor under the DGCL and (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of the Parent legally available therefor under the DGCL. Under the DGCL the amount of the funds of the Parent legally available for the payment of dividends on any series of the Parent Common Stock is determined on the basis of the entire corporation and not just the TCI Group or the Liberty Media Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the Liberty Media Group or the TCI Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock or the Liberty Media Group Common Stock and dividends on, or certain repurchases of, Parent Preferred Stock. Certain loan agreements to which certain subsidiaries of the Parent are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

     The "TCI Group Available Dividend Amount," as of any date, means either (a) the excess of (i) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of Parent Preferred Stock attributed to the TCI Group or
(b) in case there is no such excess, an amount equal to TCI Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. "TCI Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of the Parent attributed to the operations of the TCI Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

     The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Outstanding Interest Fraction and either (a) the excess of
(i) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of Parent Preferred Stock attributed to the Liberty Media Group or (b) in case there is no such excess, an amount equal to TCI Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "TCI Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of the Parent attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation.

     Except for dividends declared or paid as described below under "-- Share Distributions" and "-- Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," any dividends paid on the Series A TCI Group Common Stock or the Series B TCI Group Common Stock will be paid only on both series, in equal amounts per share, and any dividends paid on the

Series A LMG Common Stock or the Series B LMG Common Stock will be paid only on both series, in equal amounts per share.

     The Parent Board of Directors, subject to the provisions described herein under "-- Dividends" and below under "-- Share Distributions," has the authority and discretion to declare and pay dividends on the TCI Group Common Stock or the Liberty Media Group Common Stock in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock or the Liberty Media Group Common Stock or any other factor.

     At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "-- Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

  Share Distributions

     Distributions on TCI Group Common Stock. If at any time after the Distribution a distribution paid in TCI Group Common Stock, Liberty Media Group Common Stock, any other securities of the Parent or any other person (a "share distribution") is to be made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

          (i) a share distribution consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series B TCI Group Common Stock;

          (ii) a share distribution consisting of shares of Series A LMG Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A LMG Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; provided that the sum of (a) the aggregate number of shares of Series A LMG Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (b) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Inter-Group Interest; and

          (iii) a share distribution consisting of any class or series of securities of the Parent or any other person other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or

     Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Group Common Stock and another class or series of securities to holders of Series B TCI Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of the Parent, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     The Parent will not reclassify, subdivide or combine the Series A TCI Group Common Stock without reclassifying, subdividing or combining the Series B TCI Group Common Stock, on an equal per share basis, and the Parent will not reclassify, subdivide or combine the Series B TCI Group Common Stock without reclassifying, subdividing or combining the Series A TCI Group Common Stock, on an equal per share basis.

     Distributions on Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "-- Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

          (i) a share distribution consisting of shares of Series A LMG Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A LMG Common Stock) to holders of Series A LMG Common Stock and Series B LMG Common Stock, on an equal per share basis; or consisting of shares of Series B LMG Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B LMG Common Stock) to holders of Series A LMG Common Stock and Series B LMG Common Stock, on an equal per share basis; or consisting of shares of Series A LMG Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A LMG Common Stock) to holders of Series A LMG Common Stock and, on an equal per share basis, shares of Series B LMG Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B LMG Common Stock) to holders of Series B LMG Common Stock; and

          (ii) a share distribution consisting of any class or series of securities of the Parent or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A LMG Common Stock and Series B LMG Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A LMG Common Stock and another class or series of securities to holders of Series B LMG Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B LMG Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A LMG Common Stock and the Series B LMG Common

     Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of the Parent, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A LMG Common Stock and the Series B LMG Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     The Parent will not reclassify, subdivide or combine the Series A LMG Common Stock without reclassifying, subdividing or combining the Series B LMG Common Stock, on an equal per share basis, and the Parent will not reclassify, subdivide or combine the Series B LMG Common Stock without reclassifying, subdividing or combining the Series A LMG Common Stock, on an equal per share basis.

  Conversion and Redemption

     Conversion of Series B TCI Group Common Stock and Series B LMG Common Stock at the Option of the Holder. Each share of Series B TCI Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Group Common Stock. Each share of Series B LMG Common Stock is convertible, at the option of the holder thereof, into one share of Series A LMG Common Stock. Shares of Series A TCI Group Common Stock are not convertible into shares of Series B TCI Group Common Stock, and shares of Series A LMG Common Stock are not convertible into shares of Series B LMG Common Stock.

     Conversion of Liberty Media Group Common Stock at the Option of
Parent. The Parent Board of Directors may at any time declare that (i) all of the outstanding shares of Series A LMG Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the Optional Conversion Ratio and (ii) all of the outstanding shares of Series B LMG Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the Optional Conversion Ratio.

     For these purposes, the "Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date.

     The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the last day of the calendar month preceding the month in which the last of the two appraisers referred to in the immediately following sentence are selected (the last day of such calendar month is hereinafter referred to as the "Appraisal Date"). In the event that the Parent determines to establish the Liberty Media Group Private Market Value, two investment banking firms of recognized national standing will be designated to determine the private market value of the Liberty Media Group, one designated by the Parent (the "First Appraiser") and one designated by a committee of the Parent Board of Directors all of whose members are independent directors as determined under Nasdaq National Market rules (the "Second Appraiser"). The date upon which the last of such appraisers is selected is hereinafter referred to as the "Selection Date." Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value (the "Higher Appraised Amount") is not more than 120% of the lower of such respective final views (the "Lower Appraised Amount"), the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate a third investment banking firm of recognized national standing (the "Mutually Designated Appraiser") to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine such private market value (the "Mutually Appraised Amount"), and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of
(1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

     Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

     Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

     If the Parent determines to convert shares of Series A LMG Common Stock into Series A TCI Group Common Stock and shares of Series B LMG Common Stock into Series B TCI Group Common Stock at the Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Parent determines not to undertake such conversion, the Parent may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

     Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock. Upon the sale, transfer, assignment or other disposition, whether by merger, consolidation, sale or contribution of assets or stock or otherwise (a "Disposition"), in one transaction or a series of related transactions by the Parent and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups (other than (a) in connection with the Disposition by the Parent of all of the

Parent's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Parent, (b) a dividend, other distribution or redemption in accordance with any provision described under "-- Dividends," "-- Share Distributions,"
"-- Redemption in Exchange for Stock of Subsidiary" or "-- Liquidation Rights,"
(c) to any person, entity or group which the Parent, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction), the Parent will on or prior to the 85th trading day following the consummation of such Disposition, either:

          (i) subject to the limitations described above under "-- Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Parent Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds"), in an aggregate amount equal to the product of the Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Net Proceeds of such Disposition;

          (ii) provided that there are funds of the Parent legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
     (i) of this paragraph:

             (a) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Series A LMG Common Stock and Series B LMG Common Stock in exchange for cash and/or securities or other property (other than Parent Common Stock) in an aggregate amount equal to the product of the Adjusted Outstanding Interest Fraction as of the date of such redemption and the Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of Series A LMG Common Stock and Series B LMG Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A LMG Common Stock and each share of Series B LMG Common Stock is the same); or

             (b) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than Parent Common Stock) equal to the product of the Outstanding Interest Fraction as of the date shares are selected for redemption and the Net Proceeds of such Disposition to the redemption of outstanding shares of Series A LMG Common Stock and Series B LMG Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of Series A LMG Common Stock and Series B LMG Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A LMG Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A LMG Common Stock and each share of Series B LMG Common Stock is the same); or

          (iii) convert (a) each outstanding share of Series A LMG Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (b) each outstanding share of Series B LMG Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A LMG Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-trading day period referred to in clause (ii)(b) of this paragraph.

     For these purposes, "substantially all of the properties and assets of the Liberty Media Group" as of any date means a portion of such properties and assets that represents at least 80% of then-current market value (as determined by the Parent Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

     A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which the Parent receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquirer of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or a third party issuer, which purchaser, acquirer or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the Parent Board of Directors.

     The "Adjusted Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

     The "Net Proceeds" with respect to any Disposition of any of the properties and assets of the Liberty Media Group means an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Parent in respect of such Disposition or in respect of any resulting dividend or redemption (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group),
(b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Parent's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Outstanding Interest Fraction) in respect of Parent Preferred Stock attributed to the Liberty Media Group. The Parent may elect to pay the dividend or redemption price referred to in clause (i) or (ii) above either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Parent Common Stock) that the Parent Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Parent, the Parent Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A LMG Common Stock and another class or series of securities to holders of Series B LMG Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of Series B LMG Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A LMG Common Stock and the Series B LMG Common Stock), provided that if such securities constitute capital stock of a subsidiary of the Parent, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A LMG Common Stock and Series B LMG Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A LMG Common Stock and Series B LMG Common Stock.

     At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times
(ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

     Redemption in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group are held directly or indirectly by any one or more corporations all of the capital stock of which is owned by the Parent (the "Liberty Media Group Subsidiaries"), the Parent Board of Directors may, subject to there being funds of the Parent legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Outstanding Interest Fraction and the number of all of the outstanding shares of common stock of such Liberty Media Group Subsidiary.

     In effecting such a redemption, the Parent Board of Directors may determine either to (i) redeem shares of Series A LMG Common Stock and Series B LMG Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A LMG Common Stock and Series B LMG Common Stock, with holders of shares of Series B LMG Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A LMG Common Stock and Series B LMG Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If the Parent determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock would consist solely of the class or series having the lower relative voting rights.

     Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Parent or the Parent Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such securities been converted, exercised or exchanged immediately prior thereto. With respect to any Convertible Securities which are created, established or otherwise first authorized for issuance subsequent to the record date for the Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Parent or the Parent Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the Parent are legally available therefor, the amount of $.01 per share in cash.

     General Conversion and Redemption Provisions. Not later than the 10th trading day following the consummation of a Disposition referred to above under "-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Parent will announce publicly by press release (i) the Net Proceeds of such Disposition, (ii) the number of outstanding shares of Series A LMG Common Stock and Series B LMG Common Stock, (iii) the number of shares of Series A LMG Common Stock and Series B LMG Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th trading day and not later than the 30th trading day following the consummation of such Disposition, the Parent will announce publicly by press release which of the actions described in clauses (i), (ii) or (iii) of the first paragraph under "-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

     The Parent also will cause to be given to each holder of outstanding shares of Series A LMG Common Stock and Series B LMG Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities) a notice setting forth (i) if the Parent has determined to pay a dividend described in clause (i) of the first paragraph under "-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Dividend Election"), (x) the record date for determining holders entitled to receive such dividend, which will not be earlier than the 40th trading day, nor later than the 50th trading day, following the consummation of such Disposition and (y) the anticipated payment date of such dividend (which will not be more than 85 trading days following the consummation of such Disposition), (ii) if the Parent has determined to redeem shares of Liberty Media Group Common Stock following a Disposition of all (and not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(a) of the first paragraph under "-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Full Redemption Election"), (x) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition) and (y) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (iii) if the Parent has determined to redeem shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(b) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Partial Redemption Election"), (x) a date not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition on which shares of Liberty Media Group Common Stock then outstanding will be selected for redemption and (y) the anticipated redemption date (which will not be more than 85 trading days following the consummation of such Disposition) and (iv) in the event of any conversion as described above under "-- Conversion at the Option of the Parent" or as described in clause
(iii) of the first paragraph under "-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Conversion Election"), (x) a statement that all outstanding shares of Liberty Media Group

Common Stock will be converted and (y) the conversion date (which will not be more than 85 trading days following the consummation of the Disposition in the event of conversion pursuant to the provisions described under "-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of conversion pursuant to the provisions described under "-- Conversion at the Option of the Parent"). Each notice of a Dividend Election, a Full Redemption Election or a Partial Redemption Election also will state, as applicable, (i) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Liberty Media Group Common Stock (in the case of a Dividend Election) or paid as the redemption price with respect to shares of Liberty Media Group Common Stock outstanding on the redemption date (in the case of a Full Redemption Election) or selected for redemption (in the case of a Partial Redemption Election); (ii) the Net Proceeds of such Disposition; (iii) in the case of a Dividend Election and a Partial Redemption Election, the Outstanding Interest Fraction as of a recent date preceding the date of such notice, and in the case of a Full Redemption Election, the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice; (iv) the number of outstanding shares of Series A LMG Common Stock and Series B LMG Common Stock and the number of shares of Series A LMG Common Stock and Series B LMG Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange price thereof (and, in the case of a Full Redemption Election, stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares and the number of Committed Acquisition Shares issuable); (v) in the case of a Full Redemption Election, the place or places where certificates for shares of Liberty Media Group Common Stock properly endorsed or assigned for transfer (unless the Parent waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property; (vi) in the case of notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive such dividend (in the case of a Dividend Election) or participate in such redemption (in the case of a Full Redemption Election) or in the selection of shares for redemption (in the case of a Partial Redemption Election) only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the record date for determining holders entitled to receive such dividend, the redemption date, or the date fixed for the selection of shares to be redeemed, respectively, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "-- Certain Provisions Respecting Convertible Securities" if such holder converts, exercises or exchanges such Convertible Securities following such redemption date or date for selection of shares to be redeemed, as applicable, and (vii) in the case of a Partial Redemption Election, a statement that the Parent will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding the date fixed for selection of shares to be redeemed. In the case of a Partial Redemption Election, the Parent also will cause to be given to each holder of shares of Liberty Media Group Common Stock selected for redemption, a notice setting forth (i) the number of shares of Series A LMG Common Stock and Series B LMG Common Stock held by such holder to be redeemed, (ii) a statement that such shares of Series A LMG Common Stock and Series B LMG Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Parent waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by the Parent pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the Parent Board of Directors to be equitable.

     In the case of a Conversion Election, the Parent's notice also will state
(i) the per share number of shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock, as applicable, to be received with respect to each share of Series A LMG Common Stock or Series B LMG Common Stock, including details as to the calculation thereof, (ii) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Parent waives such requirement), are to be surrendered, (iii) the number of outstanding shares of Series A LMG Common Stock and Series B LMG Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of Series A LMG Common Stock and Series B LMG Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (iv) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to participate in such conversion only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the conversion date and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following such conversion date.

     Notice of a Dividend Election will be given not later than the 30th trading day following the consummation of the Disposition; notice of a Full Redemption Election will be given not less than 35 trading days nor more than 45 trading days prior to the redemption date; notice of a Partial Redemption Election will be given not later than the 30th trading day following the consummation of the Disposition and the notice to holders of shares selected for redemption will be given promptly following such selection, but not earlier than the 40th trading day and not later than the 50th trading day following the consummation of the Disposition; and notice of a Conversion Election will be given not less than 35 trading days nor more than 45 trading days prior to the conversion date. All such notices will be sent by first-class mail, postage prepaid, to a holder at such holder's address as the same appears on the transfer books of the Parent.

     If the Parent determines to redeem shares of Series A LMG Common Stock and Series B LMG Common Stock as described above under "-- Redemption in Exchange for Stock of Subsidiary," the Parent will promptly cause to be given to each holder of Series A LMG Common Stock and Series B LMG Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Parent waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries,
(v) the number of outstanding shares of Series A LMG Common Stock and Series B LMG Common Stock and the number of shares of Series A LMG Common Stock and Series B LMG Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, and (vi) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive shares of common stock of the Liberty Media Group Subsidiaries upon redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "-- Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date. Such notice will be sent by first-class mail, postage prepaid, not less than 35 trading days nor more than 45 trading days prior to the redemption date, at such holder's address as the same appears on the transfer books of the Parent.

     Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

     The Parent will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Parent may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, the Parent will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth trading day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be
(i) in the case of any fraction of a share of capital stock of the Parent, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Parent Board of Directors.

     No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or the Parent's default in payment of the dividend or distribution due on such date.

     Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as the Parent will specify certificates for such shares, properly endorsed or assigned for transfer (unless the Parent waives such requirement). The Parent will as soon as practicable after such surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the Parent will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed. The Parent will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under "-- Conversion at the Option of the Holder."

     From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by the Parent as being held for the satisfaction of the Parent's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, for any shares of Liberty Media Group Common Stock, the Parent will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

     The Parent will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. The Parent will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Parent the amount of any such tax, or has established to the satisfaction of the Parent that such tax has been paid.

  Liquidation Rights

     In the event of a liquidation, dissolution or winding up of the Parent, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Parent and subject to the prior payment in full of the preferential amounts to which any class or series of Parent Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Parent remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of x/z for the 20-trading day period ending on the trading day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Parent remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of y/z for such 20-trading day period, where x is the aggregate Market Capitalization of the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, y is the aggregate Market Capitalization of the Series A LMG Common Stock and the Series B LMG Common Stock, and z is the aggregate Market Capitalization of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A LMG Common Stock and the Series B LMG Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of the Parent. The "Market Capitalization" of any class or series of capital stock of the Parent on any trading day means the product of (i) the Market Value of one share of such class or series on such trading day and (ii) the number of shares of such class or series outstanding on such trading day.

     No holder of Liberty Media Group Common Stock will have any special right to receive specific assets of the Liberty Media Group in the case of any dissolution, liquidation or winding up of the Parent.

  Determinations by the Parent Board of Directors

     The Parent Charter provides that any determinations made by the Parent Board of Directors under any provision described under "-- TCI Group Common Stock and Liberty Media Group Common Stock" above will be final and binding on all stockholders of the Parent, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the Parent Board of Directors. The Parent will prepare a statement of any such determination by the Parent Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of the Parent.

  Preemptive Rights

     Holders of the TCI Group Common Stock and Liberty Media Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Parent.

OTHER MATTERS

     The DGCL, the Parent Charter and the Parent's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of Parent without the support of the Parent Board of Directors or without meeting various other conditions. The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below.

     DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) on or after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders. The Parent Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between the Parent and any of its "interested stockholders."

     The Parent Charter also contains certain provisions which could make a change in control of Parent more difficult. For example, the Parent Charter requires, subject to the rights, if any, of any class or series of Parent

Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of the Parent with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the Parent Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of the Parent or (iii) the dissolution of the Parent. "Voting Securities" is currently defined as the TCI Group Common Stock, the Liberty Media Group Common Stock and any class or series of Parent Preferred Stock entitled to vote generally with the holders of Parent Common Stock on matters submitted to stockholders for a vote. The Parent Charter also provides for a Parent Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the Parent Board of Directors. The holders of TCI Group Common Stock, Liberty Media Group Common Stock, Class B Preferred Stock and Series C Preferred Stock, voting together as a single class, vote in elections for directors. (The Parent's Series F Preferred Stock has voting rights, but shares of such series are not entitled to vote because they are held by subsidiaries of the Parent.) Stockholders of the Parent do not have cumulative voting rights.

     The Parent Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 48,020,000 shares remained available for designation as of December 31, 1995 (before giving effect to the designation of the Series G Preferred Stock and the Series H Preferred Stock). Under the Parent Charter, the Parent Board of Directors is authorized, without further action by the stockholders of the Parent, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of the TCI Group Common Stock and 825,000,000 shares of Liberty Media Group Common Stock are currently authorized by the Parent Charter, of which 1,243,621,801 and 660,906,868, respectively, remained available for issuance as of December 31, 1995. The issue and sale of additional shares of TCI Group Common Stock, Liberty Media Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of the Parent, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

     The Parent Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Parent Charter or the addition or insertion of other provisions therein.

     The Parent Charter and the Parent's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of Parent Preferred Stock, upon the call of the Secretary of the Parent upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the Parent Board of Directors. Subject to the rights of any class or series of Parent Preferred Stock, the Parent's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Parent, at the Parent's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of the Parent's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each proposed nominee been nominated, or intended to be nominated, by the Parent Board of Directors; and (5) the consent of each nominee to serve as a director of the Parent if so elected. Any actions to remove directors is required to be for "cause" (as defined in the Parent Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Baker & Botts, L.L.P., special tax counsel for the Company, has issued an opinion that the following discussion accurately sets forth the material United States federal income tax considerations relevant to certain purchasers of the Series A Preferred Stock, but this discussion does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations and Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor's decision to purchase the Series A Preferred Stock, and it is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and non-United States persons, may be subject to special rules. In addition, this discussion is limited to persons that will hold the Series A Preferred Stock as a "capital asset" (within the meaning of section 1221 of the Code).

     ALL PROSPECTIVE PURCHASERS OF THE SERIES A PREFERRED STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXCHANGE AND DISPOSITION OF THE SERIES A PREFERRED STOCK.

DIVIDENDS ON SERIES A PREFERRED STOCK

     The amount of a dividend distribution paid on the Series A Preferred Stock will be equal to the amount of cash distributed and the fair market value (as of the date of distribution) of any property distributed, such dividend distributions will be taxable to a holder as ordinary income to the extent of the Company's current or accumulated earnings and profits (if any) for federal income tax purposes. To the extent that the amount of such a distribution exceeds the Company's earnings and profits, the distribution to the holder will be treated first as a tax-free return of capital to the extent of the holder's basis in the Series A Preferred Stock and thereafter as capital gain from the sale or exchange of the Series A Preferred Stock. Such gain will be long-term or short-term depending on the holder's holding period for the Series A Preferred Stock.

     Dividends paid out of the Company's earnings and profits to corporate holders may be eligible for the 70% dividends-received deduction, subject to the minimum holding period requirement under section 246(c) of the Code (generally at least 46 days) and other applicable requirements and limitations. Under section 246A of the Code, the dividends-received deduction may be reduced or eliminated if the holder's shares of Series A Preferred Stock are debt-financed. Under certain circumstances, a corporate holder may be subject to the alternative minimum tax with respect to a portion of its dividends-received deduction.

     Prospective investors in the Series A Preferred Stock should be aware that on December 7, 1995, the Clinton Administration proposed that the dividends-received deduction be reduced from 70% to 50% for any dividends paid on any stock after January 31, 1996. The Clinton Administration's proposals would also modify the minimum holding period requirement contained in section 246(c) of the Code such that a holder of stock would not be entitled to the dividends-received deduction for dividends paid on any stock after January 31, 1996, unless, with respect to any particular dividend payment, the shareholder satisfies the holding period requirement over a period immediately before or immediately after the shareholder becomes entitled to receive such dividend. It cannot be predicted whether the Clinton Administration's proposals will ultimately become law and prospective investors in the Series A Preferred Stock should consider the implications of these proposals ultimately becoming law on their investment in the Series A Preferred Stock.

     Under certain circumstances, a corporation that receives an "extraordinary dividend," as defined in section 1059(c) of the Code, will be required to reduce its basis in the Series A Preferred Stock by the portion of such dividend that is not taxed pursuant to the dividends-received deduction if the holder does not meet minimum holding period requirements (generally two years). In most circumstances, quarterly dividends on the Series A Preferred Stock, if not in arrears, should not constitute extraordinary dividends under section 1059(c). In addition, under section 1059(f) of the Code, any dividend with respect to "disqualified preferred stock" is treated as an "extraordinary dividend," regardless of the holder's holding period. The Company believes that the Series A Preferred Stock will not constitute "disqualified preferred stock."

REDEMPTION PREMIUM

     Under section 305 of the Code and the applicable Treasury Regulations, since the Series A Preferred Stock is subject to optional redemption by the Company (beginning on the fifth anniversary of the date of issuance), the excess of the redemption price of the Series A Preferred Stock over its issue price (the "redemption premium") will be treated as distributed to the holder of such stock, on an economic accrual basis, if redemption by the Company pursuant to this right is more likely than not to occur. However, the Company believes that the optional redemption will not be deemed to be more likely than not to occur by virtue of a regulatory safe harbor, since (i) the Company and the holders of the Series A Preferred Stock are not sufficiently related to each other, (ii) there are no arrangements that effectively require the Company to redeem the Series A Preferred Stock pursuant to its optional redemption rights, and (iii) given the redemption premium required of the Company if it exercises this right of redemption, such exercise would not reduce the yield of the Series A Preferred Stock. In addition, a deemed distribution in the amount of any redemption premium will be triggered by the mandatory redemption on the tenth anniversary of the date of issuance (over this ten-year period) if such redemption premium exceeds a "de minimis" amount (as determined under the principles of section 1273(a)(3) of the Code). The premium payable as a result of the redemption in exchange for Series A TCI Group Common Stock will depend on whether the Series A Preferred Stock is redeemed for Series A TCI Group Common Stock and, if so, the fair market value of the Series A TCI Group Common Stock ultimately received; thus the amount of any such premium is unclear given that
(i) in determining the Cash Equivalent Amount, an "average" closing sales price (using 10 consecutive trading days) of the Series A TCI Group Common Stock is used, (ii) a 5% discount is applied to the relevant average closing sales price and (iii) there could be changes in the market price of the Series A TCI Group Common Stock between the time the Cash Equivalent Amount is set and the time such stock is ultimately received by the redeemed holders of the redeemed shares of the Series A Preferred Stock. Although there appears to be no redemption premium with respect to the Company's obligation for mandatory redemption if the redemption price is paid in cash (assuming that the issue price of the Series A Preferred Stock is at least equal to its liquidation preference), the above uncertainties regarding the ultimate fair market value of any Series A TCI Group Common Stock received in redemption makes it unclear as to whether any constructive dividends will be required to be taken into account in the event that Series A TCI Group Common Stock is used for the mandatory redemption. It is also possible that the exchange feature of the Series A Preferred Stock will be considered separable from the Series A Preferred Stock itself, and that the amount paid for the Series A Preferred Stock will be deemed allocated between the "stock" portion and the exchange portion. Such an allocation would cause a redemption premium on the "stock" portion which would be taken into income as noted above. The law relating to accrual of redemption premiums is new and not well developed, but the Company believes, based on existing regulations related to exchangeable debt, that the exchange feature will be considered part of the Series A Preferred Stock for this purpose, and thus no redemption premium will result from the exchange feature.

REDEMPTION OF SERIES A PREFERRED STOCK

     A redemption of the Series A Preferred Stock for cash or Series A TCI Group Common Stock will be treated under section 302 of the Code as a distribution that is taxable as a dividend (to the extent of the Company's current or accumulated earnings and profits) unless the redemption (i) results in a "complete termination" of the holder's stock interest in the Company under section 302(b) of the Code, or (ii) is "substantially disproportionate" with respect to the holder under section 302(b)(2) of the Code, or (iii) is

"not essentially equivalent to a dividend" with respect to the holder under section 302(b)(1) of the Code. In determining whether any of these tests has been met, shares of stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in section 318 of the Code, as well as shares actually owned, generally must be taken into account.

     If the redemption does not satisfy any of the section 302 tests, it will be treated as a dividend in the amount of the lesser of (x) the amount of cash or the fair market value of the Series A TCI Group Common Stock received (as described below) and (y) the Company's current or accumulated earnings and profits. Such a dividend will be ordinary income and may qualify for the dividends received deduction for corporate recipients. To the extent that the amount of the distribution exceeds the Company's current or accumulated earnings and profits, the excess would be treated as a return of capital to the extent of the holder's tax basis in the Series A Preferred Stock (probably after reduction, for corporate holders, of that tax basis under the extraordinary dividend rules discussed below). Any amount in excess of the amount of the dividend and the return of capital would be treated as a capital gain. If the holder retains a stockholding in the Company, the remaining tax basis in the Series A Preferred Stock (reduced, for corporate holders, by any amounts treated as extraordinary dividends, as discussed below, or as a return of capital) would be transferred to the retained stockholdings; otherwise the tax basis may be transferred to any shares of stock owned by a related person, or such remaining basis may be lost.

     In the case of a redemption that is not pro-rata as to all shareholders or that is part of a partial liquidation (within the meaning of section 302(e) of the Code) of the redeeming corporation, any amount treated as a dividend with respect to such redemption generally will be treated as an "extraordinary dividend" under section 1059 of the Code, regardless of the holder's holding period for the redeemed stock or the size of the distribution. A redemption that is pro-rata with respect to all shareholders and that is treated as a dividend will generally be an "extraordinary dividend" if it exceeds the "threshold percentage" set forth in section 1059(e) of the Code and the holder does not meet certain holding period requirements. Furthermore, it is possible that under the aggregation rule of section 1059 of the Code, quarterly dividends preceding a redemption of the Series A Preferred Stock that is treated as a dividend might be aggregated with the redemption distribution and themselves be treated as "extraordinary dividends." See the discussion under "Dividends on Series A Preferred Stock" above.

     If a redemption is not treated as a distribution that is taxable as a dividend, it will result in taxable gain or loss equal to the difference between the amount of cash or the fair market value of Series A TCI Group Common Stock received by the redeeming shareholder and such holder's tax basis in the Series A Preferred Stock redeemed. Such gain or loss will be capital gain or loss and will be long-term or short-term depending on the holder's holding period for the Series A Preferred Stock redeemed.

EXCHANGE FOR SERIES A TCI GROUP COMMON STOCK

     While the question is not entirely free from doubt, the Company believes that the exchange of the Series A Preferred Stock for Series A TCI Group Common Stock will qualify as a tax-free reorganization under section 368(a)(1)(B) of the Code, and therefore such exchange will be tax-free to the holders of the Series A Preferred Stock. However, gain realized upon the receipt of cash paid in lieu of fractional shares of Series A TCI Group Common Stock will be taxed immediately. Except to the extent that basis is utilized when cash is paid in lieu of fractional shares of Series A TCI Group Common Stock, the adjusted basis for the shares of Series A TCI Group Common Stock received upon the exchange will be equal to the adjusted basis of the Series A Preferred Stock exchanged, and the holding period of the shares of Series A TCI Group Common Stock received will include the holding period of the Series A Preferred Stock exchanged.

     If this exchange does not qualify as a tax-free reorganization, it will be taxed as a sale of the Series A Preferred Stock, resulting in taxable gain or loss equal to the difference between the fair market value of the Series A TCI Group Common Stock received by the exchanging shareholder and such holder's tax basis in the Series A Preferred Stock exchanged. Such holder's holding period in the Series A TCI Common Stock received will not include the holding period of the Series A Preferred Stock exchanged.

ADJUSTMENT OF EXCHANGE RATE

     Treasury Regulations promulgated under section 305 of the Code treat holders of exchangeable stock as having received a constructive distribution where the exchange ratio of such exchangeable stock is adjusted if (i) as a result, the proportionate interest of the holders of such exchangeable stock in the assets or earnings and profits of the corporation into which the stock is exchangeable is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the exchange ratio is not considered to be made pursuant to such a formula where the adjustment is made to compensate for certain taxable distributions with respect to the stock into which such exchangeable stock is exchangeable. Thus, under certain circumstances (for example, in the case of an adjustment for certain dividends paid by Parent on the Series A TCI Group Common Stock, other than dividends paid in shares of Series A TCI Group Common Stock), a reduction in the Exchange Rate for the Series A Preferred Stock is likely to be taxable to the holders thereof as a dividend to the extent of the earnings and profits of the Parent. In the case of a corporate holder, it is possible that such a dividend (and other dividends, including regular quarterly dividends) could be treated as an "extraordinary dividend" under section 1059 of the Code. See the discussion under "Dividends on Series A Preferred Stock" above. In addition, the failure to fully adjust the Exchange Rate of the Series A Preferred Stock to reflect distributions of stock dividends with respect to the Series A TCI Group Common Stock (or rights to acquire Series A TCI Group Common Stock) may result in a taxable dividend to the holders of the Series A TCI Group Common Stock and holders of rights to acquire Series A TCI Group Common Stock.

BACKUP WITHHOLDING

     Certain non-corporate holders of the Series A Preferred Stock may be subject to backup withholding at the rate of 31% with respect to dividends on the Series A Preferred Stock and certain consideration received upon the exchange for or redemption of the Series A Preferred Stock. Generally, backup withholding applies only when the taxpayer (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, (ii) is notified by the IRS that he has failed to report payments of interest and dividends properly or (iii) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

     A non-United States holder may obtain a refund of any amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") among the Company, the Parent, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CS First Boston Corporation, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters severally have agreed to purchase from the Company, the number of shares of Series A Preferred Stock set forth opposite each Underwriter's name below.

                                                                         NUMBER OF SHARES OF
                  UNDERWRITER                                          SERIES A PREFERRED STOCK
                                                                       ------------------------
    Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated........................................
    CS First Boston Corporation......................................
    Lehman Brothers Inc. ............................................
    Morgan Stanley & Co. Incorporated................................
                                                                        -----------------
                 Total...............................................
                                                                        =================

     In the Purchase Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Series A Preferred Stock being sold pursuant to the Purchase Agreement if any of the shares of Series A Preferred Stock being sold pursuant to the Purchase Agreement are purchased. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased.

     The Underwriters have advised the Company that they propose initially to offer the shares of Series A Preferred Stock to the public at the public offering price set forth on the cover page of this Prospectus, and to certain
dealers at such price less a concession not in excess of $     per share. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of $     per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Company has granted to the Underwriters an option, exercisable for 30 days following the date of this Prospectus, to purchase up to 300,000 shares of Series A Preferred Stock at the price to the public set forth on the cover page of this Prospectus less the underwriting discount. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of shares of Series A Preferred Stock offered hereby. To the extent that the Underwriters exercise this option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase the same percentage of shares of Series A Preferred Stock as the number of shares of Series A Preferred Stock to be purchased by such Underwriter shown in the foregoing table bears to the total number of shares of Series A Preferred Stock initially offered hereby.

     The Company and the Parent have agreed, for a period of 60 days after the date of this Prospectus, to not, without the prior consent of Merrill Lynch, directly or indirectly, sell, offer to sell or grant any option for the sale of, any shares of the capital stock of the Company or shares of Series A or Series B TCI Group Common Stock or securities convertible into or exchangeable for capital stock of the Company or shares of Series A or Series B TCI Group Common Stock, other than to the Underwriters pursuant to the Purchase Agreement, subject to certain exceptions set forth in the Purchase Agreement.

     Prior to this offering there has been no public market for the shares of Series A Preferred Stock. The initial public offering price for the shares of Series A Preferred Stock was determined in negotiations between the Company and the Underwriters. In determining the terms of the shares of Series A Preferred Stock, including the initial public offering price, the Company and the Underwriters took cognizance of the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities market. There can be no assurance that an active trading market will develop for the shares of Series A Preferred Stock or that the shares of Series A Preferred Stock will trade in the public market subsequent to the offering at or above the initial public offering price.

     The Company and the Parent have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Underwriters may be required to make in respect thereof.

     Certain of the Underwriters have provided various investment banking services to the Company, the Parent and certain of the Parent's other subsidiaries.

                                 LEGAL MATTERS

     The legality of securities offered hereby will be passed upon for the Company and the Parent by Baker & Botts, L.L.P., 885 Third Avenue, New York, New York 10022-4834. Jerome H. Kern, a partner of Baker & Botts, L.L.P. is a director of Tele-Communications, Inc. Mr. Kern holds options to purchase shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock. Certain legal matters in connection with the offering will be passed upon for the Underwriters by Brown & Wood, One World Trade Center, New York, New York 10048-0557.

                                    EXPERTS

     The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1994, and the related financial statement schedules, which appear in Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The consolidated balance sheets of TCI Communications Inc. (formerly Tele-Communications, Inc.) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholder(s)' equity, and cash flows for each of the years in the three year period ended December 31, 1994, and the related financial statement schedules, which appear in TCI Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The consolidated balance sheets of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended 31 December 1994, which appear in the 31 December 1994 Annual Report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Television Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbush Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

     The financial statements of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated in this Prospectus by reference to the combined Current Report on Form 8-K of Tele-Communications, Inc. and TCI Communications, Inc., dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

             ------------------------------------------------------
             ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE PARENT OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CURRENT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE PARENT SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    3
Incorporation of Documents by
  Reference...........................    3
Summary...............................    4
Use of Proceeds.......................    9
Selected Financial Data...............    9
Price Range of Series A TCI Group
  Common Stock and Dividends..........   13
The Company...........................   14
The Parent............................   14
Description of the Series A Preferred
  Stock...............................   16
Description of the Guarantee..........   27
Description of Parent Common Stock....   31
Certain Federal Income Tax
  Considerations......................   52
Underwriting..........................   56
Legal Matters.........................   57
Experts...............................   57


             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                2,000,000 SHARES

                            TCI COMMUNICATIONS, INC.
                            CUMULATIVE EXCHANGEABLE
                           PREFERRED STOCK, SERIES A

                           (LIQUIDATION PREFERENCE OF
                                 $50 PER SHARE)

                       GUARANTEED TO THE EXTENT SET FORTH
                                 HEREIN BY, AND
                      EXCHANGEABLE FOR SHARES OF SERIES A
                                   TCI GROUP
                                COMMON STOCK OF,
                           TELE-COMMUNICATIONS, INC.
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              MERRILL LYNCH & CO.
                                CS FIRST BOSTON
                                LEHMAN BROTHERS
                              MORGAN STANLEY & CO.
                                   INCORPORATED
                                JANUARY   , 1996
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.


 1      -- Form of Underwriting Agreement.*
 4.1    -- Restated Certificate of Incorporation of the Company, filed with the Delaware
           Secretary of State as of August 4, 1994. (Incorporated herein by reference to Exhibit
           3.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File No. 0-5550)).
 4.2    -- Form of Restated Certificate of Incorporation of the Company.*
 4.3    -- Restated Certificate of Incorporation of the Parent, filed with the Delaware
           Secretary of State August 4, 1994, as amended. (Incorporated herein by reference to
           Exhibit 99.1 of the Parent's Current Report on Form 8-K, dated August 10, 1995
           (Commission File No. 0-20421)).
 4.4    -- Bylaws of the Company as adopted August 4, 1994 (Incorporated herein by reference to
           Exhibit 3.4 of the Parent's and the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10K/A (Amendment No. 1) (Commission File
           No. 0-5550)).
 4.5    -- Form of Bylaws of the Company.*
 4.6    -- Bylaws of the Parent as adopted June 16, 1994 (Incorporated herein by reference to
           Exhibit 3.2 of the Parent's and the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File
           No. 0-20421)).
 4.7    -- Form of Certificate of Designations of Cumulative Exchangeable Preferred Stock,
           Series A, of the Company.*
 4.8    -- Form of stock certificate for Series A Preferred Stock.*
 4.9    -- Form of Guarantee Agreement to be entered into by the Parent.*
 5      -- Opinion of Baker & Botts, L.L.P. regarding the legality of the securities being registered.*
 8      -- Opinion of Baker & Botts, L.L.P. regarding certain tax matters.*
12.1    -- Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock
           Dividends of the Company.*
12.2    -- Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock
           Dividends of the Parent.*
23.1    -- Consent of KPMG Peat Marwick LLP.
23.2    -- Consent of KPMG Peat Marwick LLP.
23.3    -- Consent of KPMG.
23.4    -- Consent of KPMG Finsterbush Pickenhayn Sibille.
23.5    -- Consent of KPMG Peat Marwick LLP.
23.6    -- Consent of Price Waterhouse, LLP.
23.7    -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5 and Exhibit 8).
24      -- Power of Attorney.*


---------------
* Previously filed.


ITEM 17. UNDERTAKINGS



     The undersigned Registrants hereby undertake:



     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



     (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



     (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"



provided, however, that paragraphs (a)(4)(i) and (a)(4)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



     (5) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on January 8, 1996.


                                          TCI COMMUNICATIONS, INC.

                                          By: /s/  Stephen M. Brett
                                          -----------------------------
                                          Name:  Stephen M. Brett
                                          Title:  Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on January 8, 1996.


                                          TELE-COMMUNICATIONS, INC.

                                          By: /s/  Stephen M. Brett
                                          --------------------------------
                                          Name:  Stephen M. Brett
                                          Title:  Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



               SIGNATURE                               TITLE                       DATE
----------------------------------------   -----------------------------   ---------------------
                   *                       Chairman of the Board and
----------------------------------------     Director of TCI
             (Bob Magness)                   Communications, Inc.
                   *                       Director of TCI
----------------------------------------     Communications, Inc.
            (John C. Malone)
                   *                       Director of TCI
----------------------------------------     Communications, Inc.
           (Donne F. Fisher)
                   *                       President of TCI
----------------------------------------     Communications, Inc.
         (Brendan R. Clouston)               (Principal Executive
                                             Officer)
                   *                       Senior Vice President and
----------------------------------------     Controller of TCI
           (Gary K. Bracken)                 Communications, Inc.
                                             (Principal Financial and
                                             Accounting Officer)
      *By:  /s/  Stephen M. Brett                                                January 8, 1996
----------------------------------------
           Stephen M. Brett,
            Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



               SIGNATURE                                  TITLE                       DATE
----------------------------------------   -----------------------------------  ----------------
                   *                       Chairman of the Board and Director
----------------------------------------     of Tele-Communications, Inc.
             (Bob Magness)
                   *                       President and Director of
----------------------------------------     Tele-Communications, Inc.
            (John C. Malone)                 (Principal Executive Officer)
                   *                       Executive Vice President and
----------------------------------------     Director of Tele-Communications,
           (Donne F. Fisher)                 Inc. (Principal Financial and
                                             Accounting Officer)
                                           Director of Tele-Communications,
----------------------------------------     Inc.
           (John W. Gallivan)
                   *                       Director of Tele-Communications,
----------------------------------------     Inc.
             (Kim Magness)
                   *                       Director of Tele-Communications,
----------------------------------------     Inc.
           (Robert A. Naify)
                   *                       Director of Tele-Communications,
----------------------------------------     Inc.
            (Jerome H. Kern)
                   *                       Director of Tele-Communications,
----------------------------------------     Inc.
             (Tony Coelho)
      * By: /s/  Stephen M. Brett                                               January 8, 1996
----------------------------------------
            Stephen M. Brett
            Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                                                                                     PAGE
NUMBER                                       DESCRIPTION                                   NUMBER
------       ----------------------------------------------------------------------------  ------
  1       -- Form of Underwriting Agreement.*
  4.1     -- Restated Certificate of Incorporation of the Company filed with the Delaware
             Secretary of State as of August 4, 1994. (Incorporated herein by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1)
             (Commission File No. 0-5550)).
  4.2     -- Form of Restated Certificate of Incorporation of the Company.*
  4.3     -- Restated Certificate of Incorporation of the Parent filed with the Delaware
             Secretary of State as of August 4, 1994, as amended. (Incorporated herein by reference to Exhibit 99.1 of the Parent's Current Report on Form 8-K, dated
             August 10, 1995 (Commission File No. 0-20421)).
  4.4     -- Bylaws of the Company as adopted August 4, 1994 (Incorporated herein by reference to Exhibit 3.4 of the Parent's and the Company's Annual Report on
             Form 10-K for the year ended December 31, 1994, as amended by Form 10K/A
             (Amendment No. 1) (Commission File No. 0-5550)).
  4.5     -- Form of Bylaws of the Company.*
  4.6     -- Bylaws of the Parent as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Parent's and the Company's Annual Report on
             Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A
             (Amendment No. 1) (Commission File No. 0-20421)).
  4.7     -- Form of Certificate of Designations of Cumulative Exchangeable Preferred
             Stock, Series A of the Company.*
  4.8     -- Form of Stock Certificate for Series A Preferred Stock.*
  4.9     -- Form of Guarantee Agreement to be entered into by the Parent and the
             Company.*
  5       -- Opinion of Baker & Botts, L.L.P. regarding the legality of the securities being registered.*
  8       -- Opinion of Baker & Botts, L.L.P. regarding certain tax matters.*
 12.1     -- Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred
             Stock Dividends of the Company.*
 12.2     -- Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred
             Stock Dividends of the Parent.*
 23.1     -- Consent of KPMG Peat Marwick LLP.
 23.2     -- Consent of KPMG Peat Marwick LLP.
 23.3     -- Consent of KPMG.
 23.4     -- Consent of KPMG Finsterbush Pickenhayn Sibille.
 23.5     -- Consent of KPMG Peat Marwick LLP.
 23.6     -- Consent of Price Waterhouse, LLP.
 23.7     -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5 and Exhibit 8).
 24       -- Power of Attorney.*


---------------
* Previously filed.